CREDIT AGREEMENT
among
WESTSIDE ENERGY PRODUCTION COMPANY, LP
and
WESTSIDE ENERGY OPERATING COMPANY, LP
as Borrowers,

WESTSIDE ENERGY CORPORATION
as Parent,

SPINDRIFT PARTNERS, L.P., OR ITS DESIGNEE
as Administrative Agent

and

The Lenders Party Hereto

dated as of March 23, 2007

TABLE OF CONTENTS
Page

ARTICLE I. DEFINITIONS
1.01 Certain Defined Terms.
1.02 Other Interpretive Provisions
1.03 Accounting Principles
ARTICLE II. THE CREDIT
2.01 Amounts and Terms of the Loan
2.02 Borrowing Mechanics
2.03 Prepayment
2.04 Interest; Repayment
2.05 Conversion
2.06 Fees and Overriding Royalty Interests
2.07 Computation of Fees and Interest
2.08 Payments by Borrowers
2.09 Increased Costs and Reduced Return
2.10 Taxes
2.11 Sharing of Payments
ARTICLE III. SECURITY
3.01 The Security
3.02 Agreement to Deliver Security Documents
3.03 Perfection and Protection of Security Interests and Liens
3.04 Offset.
ARTICLE IV. CONDITIONS PRECEDENT
4.01 Conditions Precedent
ARTICLE V. REPRESENTATIONS AND WARRANTIES
5.01 Corporate Existence and Power
5.02 Corporate Authorization; No Contravention
5.03 Governmental Authorization
5.04 Binding Effect
5.05 Financial Condition
5.06 Litigation
5.07 No Default
5.08 ERISA
5.09 Margin Regulations
5.10 Title to Properties
5.11 Oil and Gas Reserves
5.12 Hydrocarbon Interests
5.13 Operator
5.14 Intellectual Property; Licenses
5.15 Taxes
5.16 Environmental Matters
5.17 Regulated Entities
5.18 No Burdensome Restrictions
5.19 Solvency
5.20 Subsidiaries/Investments/Ownership
5.21 Insurance
5.22 Full Disclosure
5.23 Capitalization
5.24 Authorization of Conversion Shares.
5.25 Material Contracts
5.26 Fiscal Year
5.27 Gas Balancing Agreements and Advance Payment Contracts
5.28 Business; Compliance
5.29 Marketing Arrangements.
5.30 Right to Receive Payment for Future Production.
5.31 Hedge Agreements.
ARTICLE VI. AFFIRMATIVE COVENANTS
6.01 Financial Statements; Other Information.
6.02 Right of Inspection.
6.03 Notice of Default.
6.04 Public Information.
6.05 Preservation of Corporate Existence, Etc.
6.06 Maintenance of Property.
6.07 Title Data.
6.08 Insurance.
6.09 Payment of Obligations.
6.10 Compliance with Laws.
6.11 Maintenance of Books and Records.
6.12 Environmental Laws.
6.13 Use of Proceeds.
6.14 Further Assurances.
6.15 Guaranties.
6.16 Security Documents.
ARTICLE VII. NEGATIVE COVENANTS
7.01 Limitation on Liens.
7.02 Sale of Property.
7.03 Consolidations and Mergers.
7.04 Loans and Investments.
7.05 Limitation on Indebtedness.
7.06 Transactions with Affiliates.
7.07 Margin Stock.
7.08 Contingent Obligations.
7.09 Restricted Payments.
7.10 Change in Business, Organization Documents, Name and Address.
7.11 Accounting Changes.
7.12 Restrictions of Pledges.
7.13 Conversion.
7.14 Hedge Agreement.
7.15 Operating Leases.
ARTICLE VIII. EVENTS OF DEFAULT
8.01 Event of Default.
8.02 Remedies.
8.03 Set-off.
8.04 Payments Set Aside.
8.05 Rights Not Exclusive.
8.06 Application of Funds.
ARTICLE IX. ADMINISTRATIVE AGENT
 9.01 Appointment and Authorization.
9.02 Delegation of Duties.
9.03 Liability of Administrative Agent.
9.04 Reliance by Administrative Agent.
9.05 Notice of Default.
9.06 Credit Decisions.
9.07 Indemnification.
9.08 Administrative Agent in Individual Capacity.
9.09 Successor Administrative Agent.
ARTICLE X. MISCELLANEOUS
10.01 Amendments and Waivers.
10.02 Notices.
10.03 No Waiver; Cumulative Remedies.
10.04 Survival of Representations and Warranties.
10.05 Indemnity.
10.06 Environmental Indemnification.
10.07 Successors and Assigns
10.08 Interest.
10.09 Counterparts and Facsimile Signatures.
10.10 Severability
10.11 Third Party Beneficiaries
10.12 USA Patriot Act Notice
10.13 Governing Law
10.14 Submission to Jurisdiction
10.15 Waiver Of Jury Trial
10.16 Amendment and Restatement
10.17 Entire Agreement.
10.18 Obligations Several.
10.19 Taxes - Allocation
10.20 General Release.
10.21 NO ORAL AGREEMENTS

APPENDIX

Appendix I  Specific Terms, Fees and Conditions
Appendix II  Collateral Properties
Appendix III  North Properties

SCHEDULES

Schedule I  Security Documents
Schedule II  [Reserved]
Schedule 5.06  Litigation
Schedule 5.12  Hydrocarbon Interests
Schedule 5.20  Corporate Structure
Schedule 5.30  Production Matters
Schedule 7.01  Liens
Schedule 7.06  Transactions with Affiliates

EXHIBITS

Exhibit A  Form of Guaranty
Exhibit B  Form of Convertible Note
Exhibit C   Form of Notice of Capitalization/Conversion
Exhibit D   Form of Assignment of Overriding Royalty Interest

Credit Agreement - Westside Energy Production Company, LP
Westside Energy Operating Company, LP

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of March 23, 2007, is entered into by and among WESTSIDE ENERGY PRODUCTION COMPANY, LP, a Texas limited partnership (“Westside Production”), WESTSIDE ENERGY OPERATING COMPANY, LP, a Texas limited partnership (“Westside Operating”), Westside Production and Westside Operating are each a “Borrower”, and are collectively, jointly and severally, “Borrowers”, the undersigned Guarantors, the financial institutions from time to time parties hereto (each a “Lender” and collectively, “Lenders”) and SPINDRIFT PARTNERS, L.P., a Delaware limited partnership, as a Lender and as administrative agent for Lenders (in such capacity, “Administrative Agent”).

RECITALS

A.  Borrowers, as borrowers, Westside Energy Corporation, a Nevada corporation (“Parent”), as a guarantor, and GasRock Capital LLC, as lender, have entered into that certain Advancing Term Credit Agreement dated as of March 17, 2006 (the “Existing Credit Agreement”);

B.  GasRock Capital LLC has assigned to Administrative Agent and Lenders all of its rights and obligations under the Existing Credit Agreement pursuant to that certain Loan Purchase and Assignment Agreement by and among GasRock Capital LLC and Lenders dated as of March 23, 2007 (the “Assignment Agreement”).

C.  Borrowers, Lenders and Administrative Agent desire to amend and restate the Existing Credit Agreement in its entirety as set forth herein; and

D.  Lenders are willing to make Loans upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I.

DEFINITIONS

•  Certain Defined Terms.

In addition to the terms defined in the preamble of this Agreement, the following terms have the following meanings herein:

“Administrative Agent” means the Administrative Agent so named in the preamble, and any successor thereto.

“Advance Payment Contracts” means any contract whereby any Loan Party either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an “Advance Payment”) to be applied toward payment of the purchase price of Hydrocarbons to be produced from Hydrocarbon Interests owned by any Loan Party and which Advance Payment is paid or to be paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard “take or pay” provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agent-Related Person” means Administrative Agent’s Affiliates, and the officers, directors, employees, agents, and attorneys-in-fact of Administrative Agent and its Affiliates.

“Agreement” means this Credit Agreement including all Appendices, Schedules and Exhibits attached hereto, as same may be amended in writing from time to time.

“Alternative Financings” has the meaning set forth under Subsection 7.05(d).

“Asset Disposition” shall mean any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of any oil and gas property (each referred to for the purposes of this definition as a “disposition”) by a Borrower, including dispositions by means of a merger, consolidation or similar transactions, and farm-outs, production sales or other contracts, farm-in agreements, area of mutual interest agreements and other similar agreements. Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(a) a disposition by one Borrower to another Borrower;

(b) a disposition or abandonment of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Borrowers and that is disposed of in each case in the ordinary course of business; and

(c) a sale, transfer or abandonment (whether or not in the ordinary course of business) of oil and gas properties; provided that at the time of such sale, transfer or abandonment such oil and gas properties do not have associated with them any material Proved Reserves.

“Assignment Agreement” has the meaning set forth in the recitals to this Agreement.

“Available Advance Amount” means, as of Closing, the Maximum Loan Amount minus all outstanding “Obligations” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks located in the city of Administrative Agent’s address, as set forth on Appendix I hereto, are authorized or required by law to close.

“Capital Lease” means, when used with respect to any Person, any lease in respect of which any of the obligations of such Person thereunder constitute Capitalized Lease Obligations.

“Capitalized Lease Obligations” means, all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations shall have been or should be, in accordance with GAAP, capitalized on the books of such Person.

“Cash Equivalents” means: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than twelve (12) months from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, or bankers’ acceptances having in each case a tenor of not more than three (3) months from the date of acquisition issued by any U.S. commercial bank or any branch or agency of a non-U.S. commercial bank licensed to conduct business in the U.S. having combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000); and (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s at the time of acquisition, and in either case having a tenor of not more than twelve (12) months.

“Change of Control” means (a) a purchase or acquisition, directly or indirectly, by any “person” or “group” within the meaning of Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 (a “Group”), of “beneficial ownership” (as such term is defined in Rule 13d-3 under the Exchange Act) of securities of Parent which, together with any securities owned beneficially by any “affiliates” or “associates” of such Group (as such terms are defined in Rule 12b-2 under the Exchange Act), shall represent more than fifty percent (50%) of the combined voting power of Parent's securities which are entitled to vote generally in the election of directors and which are outstanding on the date immediately prior to the date of such purchase or acquisition; or (b) a sale of all or substantially all of the assets of Westside Production or of the Borrowers taken as a whole to any Person or Group; or (c) the liquidation or dissolution of a Borrower; or (d) the withdrawal or removal of Westside Energy GP, L.L.C. as general partner of any of the Borrowers; or (e) the sale or transfer by the current owners thereof of the membership interests or voting rights with respect to the membership interests of Westside Energy GP, L.L.C. or of the ownership interests in any Borrower.

“Closing” means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by Administrative Agent and Lenders.

“Code” means the Internal Revenue Code of 1986 and regulations promulgated thereunder.

“Collateral” means those certain Oil and Gas Properties of Borrowers and any Subsidiary thereof more particularly described on Appendix II attached hereto, plus all Oil and Gas attributable thereto, now existing or hereafter acquired.

“Common Stock” means common stock of Parent.

“Contingent Obligation” means, as to any Person without duplication, any direct or indirect liability of that Person with or without recourse, (a) with respect to any Indebtedness, dividend, letter of credit or other similar obligation (the “primary obligations”) of another Person (the “primary obligor”), including any Guaranty Obligation of that Person; (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations shall be equal to the maximum reasonably anticipated liability in respect thereof.

“Contract Rate” has the meaning specified in Appendix I.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Conversion Option” has the meaning specified in Section 2.05.

“Conversion Price” has the meaning specified in Section 2.05.

“Conversion Shares” has the meaning specified in Section 5.23.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deed of Trust Assignment” means the Assignment of Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues dated as of the date hereof made by GasRock Capital LLC to Lenders in relation to the Deed of Trust (as defined in the Existing Credit Agreement).

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” has the meaning specified in Section 2.04.

“Dollars”, “dollars” and “$” each mean lawful money of the United States.

“Environmental Claims” means all claims by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

“Environmental Complaint” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state or municipal authority or any other party against any Loan Party involving (a) a Hazardous Discharge from, onto or about any real property owned, leased or operated at any time by any Loan Party, (b) a Hazardous Discharge caused, in whole or in part, by any Loan Party or by any Person acting on behalf of or at the instruction of any Loan Party, or (c) any violation of any Environmental Law by any Loan Party.

“Environmental Laws” means any law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority (or other body exercising similar functions), affecting any real or personal property owned, operated or leased by any Loan Party or any other operation of any Loan Party in any way pertaining to health, safety or the environment, including all applicable health, safety and environmental laws and regulations, and further including (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, herein referred to as “CERCLA”), (b) the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Recovery Act of 1976, as amended by the Solid Waste Disposal Act of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, herein referred to as “RCRA”), (c) the Safe Drinking Water Act, as amended, (d) the Toxic Substances Control Act, as amended, (e) the Clean Air Act, as amended, (f) the Occupational Safety and Health Act of 1970, as amended, (g) the laws, rules and regulations of any state having jurisdiction over any real or personal property owned, operated or leased by any Loan Party or any other operation of any Loan Party which relates to health, safety or the environment, as each may be amended from time to time, and (h) any federal, state or municipal laws, ordinances or regulations which may now or hereafter require removal of asbestos or other Hazardous Substances or impose any liability related to asbestos or other Hazardous Substances. The terms “petroleum”, “release” and “threatened release” have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of this Agreement; and provided further that, to the extent the laws of the state in which any real or personal property owned, operated or leased by any Loan Party is located establish a meaning for “petroleum”, “release”, “solid waste” or “disposal” which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply in so far as such broader meaning is applicable to the real or personal property owned, operated or leased by any such Loan Party and located in such state.

“Environmental Liability” means any liability, loss, fine, penalty, charge, Lien, damage, cost, or expense of any kind that results directly or indirectly, in whole or in part (a) from the violation of any Environmental Law, (b) from the release or threatened release of any Hazardous Substance, (c) from removal, remediation, or other actions in response to the release or threatened release of any Hazardous Substance, (d) from actual or threatened damages to natural resources, (e) from the imposition of injunctive relief or other orders, (f) from personal injury, death, or property damage which occurs as a result of any Loan Party’s use, storage, handling, or the release or threatened release of a Hazardous Substance, or (g) from any environmental investigation performed at, on, or for any real property owned by any Loan Party.

“ERISA” means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Borrower within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Event of Default” means any of the events or circumstances specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and regulations promulgated thereunder.

“Existing Credit Agreement” means the Existing Credit Agreement so described in the recitals to this Agreement.

“Existing Loan Documents” means the Existing Credit Agreement, any note, guaranty, overriding royalty interest conveyance, security document and all other documents delivered pursuant to or in connection with the Existing Credit Agreement.

“FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

“Gas Balancing Agreements” means any agreement or arrangement whereby any Loan Party, or any other party having an interest in any Hydrocarbons to be produced from Hydrocarbon Interests in which any Loan Party owns an interest, has a right to take more than its proportionate share of production therefrom.

“General Partner” means Westside Energy GP, L.L.C., a Texas limited liability company.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantor” means Parent, the General Partner and any Subsidiary that executes a Guaranty pursuant to Section 6.15 hereof.

“Guaranty” means a guaranty in the form of Exhibit A-1 or Exhibit A-2 attached hereto, as applicable, to be executed by each Guarantor (collectively, “Guaranties”).

“Guaranty Obligations” means with respect to any Indebtedness, dividend, letter of credit or other similar obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person (a) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (b) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof.

“Hazardous Discharge” means any releasing, spilling, leaking, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Substance from or onto any real property owned, leased or operated at any time by any Loan Party or any real property owned, leased or operated by any other party.

“Hazardous Substance” means any pollutant, toxic substance, hazardous waste, compound, element or chemical that is defined as hazardous, toxic, noxious, dangerous or infectious pursuant to any Environmental Law or which is otherwise regulated by any Environmental Law.

“Hedge Agreements” means all future contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts or other derivative contracts or similar agreements covering Oil and Gas commodities or prices or financial, monetary or interest rate instruments.

“Highest Lawful Rate” means, as of a particular date, the maximum nonusurious interest rate that under applicable federal and any applicable state law may then be contracted for, charged or received by Lenders in connection with the Obligations.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasolines, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, by-products and all other substances derived therefrom or the processing thereof.

“Hydrocarbon Interests” means leasehold and other interests in or under oil, gas and other liquid or gaseous hydrocarbon leases with respect to Oil and Gas located in or under those certain properties more particularly described in Appendix II, mineral fee interests, overriding royalty and royalty interests, net profit interests, production payment interests relating to Oil and Gas located in or under those certain properties more particularly described in Appendix II, including any beneficial, reserved or residual interest of whatever nature.

“Immaterial Title Deficiencies” means, with respect to Hydrocarbon Interests, defects or clouds on title, discrepancies in reported net revenue and working interest ownership percentages and other Liens, defects, discrepancies and similar matters which do not, individually or in the aggregate, affect Hydrocarbon Interests with a Recognized Value greater than four percent (4%) of the Recognized Value of all such Hydrocarbon Interests.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property) including, without limitation, production payments, net profit interests and other Hydrocarbon Interests subject to repayment out of future Oil and Gas production; (f) all obligations with respect to Capital Leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

“Indemnified Environmental Liabilities” has the meaning specified in Section 10.06.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Person” has the meaning specified in Section 10.05.

“Insolvency Proceeding” means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“IP Rights” has the meaning specified in Section 5.14.

“IRS” means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

“Lender” means each Person party hereto identified as a “Lender” on Appendix I hereto, and its successor and assigns, and “Lenders” shall mean all Lenders collectively.

“Lender ORRI %” has the meaning specified in Section 2.06.

“Lender’s Payment Office” means, with respect to any Lender, the address set forth on Appendix I hereto, or such other address as such Lender or the Administrative Agent may from time to time specify.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement and the interest of a lessor under a Capital Lease), any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or any comparable law and any contingent or other agreement to provide any of the foregoing.

“Loans” means the extensions of credit by Lenders in their Pro Rata Share of the Maximum Loan Amount to Borrowers.

“Loan Documents” means this Agreement, the Notes, the Registration Rights Agreement, any Guaranty, the ORRI Conveyance, the Security Documents, the Assignment Agreement, the Deed of Trust Assignment, the Release, the Notice of Borrowing and all other documents delivered to Administrative Agent or any Lender in connection herewith.

“Loan Parties” means collectively Borrowers, Parent and Guarantors, and "Loan Party" means each of the Parent, each of the Borrowers and each of the Guarantors, individually.

“Majority Lenders” means, at any time, Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the Maximum Loan Amount.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the Loan Parties, taken as a whole; (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

“Material Contract” means any contract or other arrangement to which any Loan Party is a party (other than the Loan Documents) for which breach, nonperformance or cancellation would reasonably be expected to have a Material Adverse Effect.

“Material Gas Imbalance” means, with respect to all Gas Balancing Agreements to which any Loan Party is a party or by which any Hydrocarbon Interest owned by any Loan Party is bound, a net gas imbalance of Borrowers, individually or taken as a whole, owed to third parties in excess of five percent (5.0%) of engineered proved developed reserves. Gas imbalances will be determined based on written agreements, if any, specifying the method of calculation thereof.

“Maximum Loan Amount” means the amount set forth under Appendix I.

“Mortgages” means any mortgage, deed of trust, assignment of production, security agreement and financing statement from a Borrower to Administrative Agent (or any comparable instrument) and all supplements, assignments, amendments and restatements thereto (or any agreement in substitution therefor) which are executed and delivered to Administrative Agent pursuant to Article III of this Agreement.

“Mortgaged Properties” means the Oil and Gas Properties and such other properties upon which a Borrower has purported to grant a Lien in favor of Administrative Agent pursuant to the Mortgages.

“Multiemployer Plan” means a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA, to which a Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding seven (7) calendar years, has made, or been obligated to make, contributions.

“Net Available Cash” from an Asset Disposition shall mean cash payments received (including any Cash Equivalents or liquid securities or cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the from of assumption by the acquiring person of debt or other obligations relating to the oil and gas properties that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(a) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Disposition; and

(b) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Borrowers after such Asset Disposition, provided, however, that such reserve amounts shall constitute Net Available Cash as soon as they have been released from such reserve.

“North Properties” means those certain Oil and Gas Properties of Borrowers and any Subsidiary thereof more particularly described on Appendix III attached hereto, plus all Oil and Gas attributable thereto, now existing or hereafter acquired.

“Notes” means the notes, substantially in the form of Exhibit B, issued by Borrowers hereunder to Lenders in their respective Pro Rata Share, including any amendment, modification, renewal or replacement of such promissory notes.

“Notice of Capitalization/Conversion” means a notice substantially in the form of Exhibit C hereto.

“Obligations” means the aggregate amount of all advances, debts, liabilities, obligations, covenants and duties of Borrowers or any other Loan Party arising under or evidenced by any Loan Document or owing by Borrowers or any other Loan Party to any Lender, Administrative Agent or any Indemnified Person, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising under or evidenced by any Loan Document.

“Off-Balance Sheet Liabilities” means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility) (i) the unrecovered investment of purchasers or transferees of assets so transferred, and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable laws; (b) the monetary obligations under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; or (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries.

“Oil and Gas” means petroleum, natural gas and other related Hydrocarbons or minerals or any of them and all other substances produced or extracted in association therewith.

“Oil and Gas Properties” means, with respect to the properties more particularly described on Appendix II, any and all Hydrocarbon Interests now owned or hereafter acquired by a Borrower, or any Subsidiary thereof, and contracts executed in connection therewith and all tenements, hereditaments, appurtenances, and properties belonging, affixed or incidental to such Hydrocarbon Interests, including, without limitation, any and all property, real or personal, now owned or hereafter acquired by a Borrower or any Subsidiary thereof and situated upon or to be situated upon, and used, built for use, or useful in connection with the operating, working or developing of such Hydrocarbon Interests, including, without limitation, any and all petroleum and/or natural gas wells, structures, field separators, liquid extractors, plant compressors, pumps, pumping units, field gathering systems, tank and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, liters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, tubing and rods, surface leases, rights-of-way, easements and servitudes, and all additions, substitutions, replacements for, fixtures and attachments to any and all of the foregoing owned directly or indirectly by a Borrower and its Subsidiaries.

“Operating Lease” means any lease, sublease, license or similar arrangement (other than a Capital Lease and other than leases with a primary term of one year or less or which can be terminated by the lessee upon notice of one year or less without incurring a penalty) pursuant to which a Person leases, subleases or otherwise is granted the right to occupy, take possession of, or use property whether real, personal or mixed; provided, that “Operating Lease” shall not include oil, gas or mineral leases, easements, right of way grants, surface use agreements, and similar real property agreements entered into in the ordinary course of the oil and gas exploration and production business.

“Operator” means any operators, including, contract operators, of the Oil and Gas Properties (as such terms are generally understood in the oil and gas industry) and, includes, in any event, Westside Operating.

“Organization Documents” means, for any corporation: the articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of the shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation; for any limited liability company: the articles of organization, the regulations or operating agreement, certificate of organization and all applicable resolutions of the members of such company; and for any limited partnership: the certificate of limited partnership, the limited partnership agreement and all Organization Documents for its general partner as any of the foregoing have been amended or supplemented from time to time.

“Other Taxes” means any present or future mortgage tax, stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

“Overriding Royalty Interests” means the overriding royalty interests described in Subsection 2.06(a).

“ORRI Conveyance” means any assignment of Overriding Royalty Interests in the form of Exhibit D hereto.

“Parent” means the Parent so named in the recitals to this Agreement.

“Parent Guaranty” means the Guaranty executed by Parent.

”Participant” has the meaning specified in Section 10.07.

“Payment Date” means (i) March 15 and September 15 of each calendar year, commencing September 15, 2007, until the Termination Date, and (ii) the Termination Date.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, which a Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Consideration” has the meaning set forth in Section 7.02.

“Permitted Liens” has the meaning set forth in Section 7.01.

“Person” means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to ERISA, other than a Multiemployer Plan, and which a Borrower sponsors or maintains or to which a Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

“Principal Business” means the business of the exploration for, development of, and the acquisition, production, gathering and upstream marketing of Oil and Gas.

“Pro Rata Share” means, as to any Lender at any time, the percentage set forth opposite its name on Appendix I hereto, as amended from time to time.

“Proved Reserves” has the meaning given to such term by the Society of Petroleum Engineers.

“Recognized Value” means with respect to Hydrocarbon Interests, the discounted present value of the estimated net cash flow to be realized from the production of Hydrocarbons from such Hydrocarbon Interests.

“Registration Rights Agreement” means that certain Registration Rights Agreement of even date herewith between Borrowers, Parent and Lenders.

“Regulation T”, “Regulation U” and “Regulation X” means Regulation T, Regulation U and Regulation X, respectively, of the FRB.

“Related Fund” means, with respect to any Lender that is a fund that invests (in whole or in part) in commercial loans, any other fund that invests (in whole or in part) in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means (i) the amended ISDA Master Agreement between Keybank National Association and Borrowers and (ii) the written consent of Keybank National Association to the transactions contemplated by the Assignment Agreement and the Deed of Trust Assignment, including the release of collateral in relation thereto.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means those quantities of Oil and Gas which are anticipated to be commercially recovered from known accumulations from a given date forward including “Proved Reserves,” “Probable Reserves” and “Possible Reserves” as those reserves are denominated and determined in accordance with the methods commonly accepted by the Society of Petroleum Engineers for evaluating Oil and Gas reserves.

“Responsible Officer” means, with respect to any Loan Party, the president or such other individual designated as a Responsible Officer by the directors, managers, general partner or comparable governing body of such Loan Party.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Mortgages, collateral assignments, security agreements, pledges, assignments, control agreements, and related financing statements listed on Schedule I as the same may be amended, supplemented or modified from time to time and any and all other instruments now or hereafter executed in connection with or as security for the payment of the Obligations.

“Solvent” means, as to any Person at any time, that (a) the fair value of all of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of all of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Stated Maturity Date” means the date set forth on Appendix I stated to be the maturity date for the Notes.

“Subsidiary” of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of a Borrower.

“Surety Instruments” means all letters of credit (including standby), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

“Taxes” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by such Lender's or Administrative Agent's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or Administrative Agent, as the case may be, is organized or maintains a lending office or is otherwise doing business.

“Termination Date” means the earlier of (a) the Stated Maturity Date, or (b) the date on which the Loans are due and payable in accordance with the provisions of this Agreement.

“United States” and “U.S.” each means the United States of America.

•  Other Interpretive Provisions.

The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Unless otherwise specified or the context clearly requires otherwise, the words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.” In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” Unless otherwise expressly provided herein, (a) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (b) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Lenders, Administrative Agent and Borrowers, and are the products of all parties. Accordingly, they shall not be construed against Borrowers, Lenders, or Administrative Agent merely because of their involvement in the preparation thereof.

•  Accounting Principles.

Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made in accordance with GAAP, consistently applied.

References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of Parent.

ARTICLE II.

THE CREDIT

•  Amounts and Terms of the Loan.

Each Lender severally agrees, on the terms and conditions set forth herein, to make Loans to Borrowers in an aggregate principal amount up to such Lender’s Pro Rata Share of the Maximum Loan Amount. At Closing, each Lender severally agrees to advance to Borrowers in a single advance its respective Pro Rata Share of the Available Advance Amount and at Closing each Lender shall assume, by way of assignment from GasRock Capital LLC, its Pro Rata Share of the outstanding “Obligations” (as defined in the Existing Credit Agreement). The obligation of Borrowers to repay the Loans made by Lenders, together with interest accruing thereon, shall be evidenced by the Notes. If Borrowers pay or prepay any portion of the Loans under this Agreement, then such portion may not be re-borrowed.

•  Borrowing Mechanics.

(a) Out of the borrowing to be made on the date of Closing, (i) $12,642,697.19 shall be borrowed and be disbursed to account number 3100026081 with PlainsCapital Bank, 2911 Turtle Creek Boulevard, Dallas, Texas 75219, ABA 111322994, for further credit to Westside Energy Operating Company, LP, and (ii) $12,357,302.81 be borrowed and disbursed in accordance with Appendix I attached hereto and in accordance with the disbursement authorization dated as of even date herewith made by Borrowers in favor of Administrative Agent.

(b) Not later than 1:00 p.m. (Boston time) on the date of Closing, each Lender shall make available an amount equal to its Pro Rata Share of the aggregate amount to be borrowed hereunder on the date of Closing in immediately available funds to Administrative Agent at its address set forth on the signature page hereof. Unless Administrative Agent determines that any applicable condition specified in Article IV has not been satisfied, Administrative Agent will make the funds so received from Lenders available to Borrowers at Administrative Agent’s aforesaid address.

•  Prepayment.

In addition to mandatory repayments of the Notes under Section 2.04, Borrowers may, at any time, prepay the Loans in full, or in minimum amounts of $100,000.00 or integral multiples thereof, plus accrued and unpaid interest to the date of such prepayment, without penalty or premium, upon irrevocable notice to the Administrative Agent of not less than five (5) Business Days.

•  Interest; Repayment.

(a) The outstanding principal amount under each of the Notes shall bear interest from Closing at a rate per annum equal to the lesser of (i) the Contract Rate, or (ii) the Highest Lawful Rate, and such interest shall be paid in arrears on each Payment Date to each Lender in its respective Pro Rata Share. Notwithstanding the foregoing, while any Event of Default exists, Borrowers shall pay interest (after, as well as before, entry of judgment thereon, to the extent permitted by law) on the outstanding principal amount of the Loans, at a rate per annum equal to the lesser of (x) the Highest Lawful Rate or (y) the Default Rate; set forth on Appendix I (the “Default Rate”).

(b) (i) On each Payment Date, Borrowers may pay, in immediately available funds, the full amount of the accrued but unpaid interest due on such Payment Date to each Lender in its respective Pro Rata Share; or (ii) if Borrowers elect not to pay the full amount of accrued but unpaid interest on such Payment Date, Borrowers shall give written notice to the Administrative Agent fifteen (15) days prior to such Payment Date of such decision stating the amount of accrued interest Borrowers elect not to pay in cash and each Lender shall then decide whether such accrued interest shall be: (A) satisfied by conversion to Common Shares as provided in Section 2.05; or (B) capitalized, thereby increasing the original principal amount of the Loans by an amount equal to the amount of such capitalized interest, and all such capitalized interest shall accrue interest and be repaid in the same manner as the original principal amount of the Loans in accordance with Sections 2.04(a) and (c).

(c)  On the Termination Date, Borrowers shall repay an amount equal to any outstanding principal under the Notes remaining on such date, together with all accrued but unpaid interest and outstanding expenses hereunder or under the Loan Documents.

•  Conversion.

(a) Pursuant to Section 2.04(b), if a Lender elects to convert all or a portion of the accrued but unpaid interest owed on a Payment Date after Closing, then, upon providing a Notice of Capitalization/Conversion to Borrowers, such accrued unpaid interest owing to such Lender shall be converted into fully paid and non-assessable shares of Common Stock (the “Conversion Option”).

(b) Upon receipt of such Notice of Capitalization/Conversion, Borrowers shall (i) promptly send a copy of such notice to the Administrative Agent, and (ii) give effect promptly to the conversion requested by delivering or causing to be delivered to each such Lender, a certificate representing the number of shares of Common Stock owed each such Lender together with corresponding assignment or transfer powers duly executed in blank.

(c) The Conversion Option shall be exercised on the terms set forth herein and in the Notes and at the conversion price set forth on Appendix I hereto (the “Conversion Price”), and the Obligations owing to such Lender shall be deemed to have been repaid by an amount equal to the number of shares received by such Lender times the Conversion Price.

(d) No fractional shares or scrip representing fractional shares shall be transferred upon the exercise of the conversion rights provided herein. In lieu thereof, any such fractional share shall be rounded upward to a whole share.

(e) Parent acknowledges the right of Lenders to utilize the Conversion Option and agrees to promptly do all acts and things, and will execute and file or record, as necessary, all instruments, documents or agreements necessary to effectuate the conversion as set forth above in this Section 2.05 and to issue and enable Borrowers to deliver to Lenders Common Stock as contemplated by this Section 2.05.

•  Fees and Overriding Royalty Interests.

(a) Overriding Royalty Interest. At Closing, Borrowers shall convey to each Lender pursuant to an instrument substantially in the form of Exhibit D hereto, its Pro Rata Share of an overriding royalty interest equal to the aggregate percentage of 8/8ths set forth on Appendix I hereto (the “Lender ORRI %”), proportionately reduced to Borrowers’ working interest, in and to all Oil and Gas produced, saved and marketed from the initial Mortgaged Properties. Notwithstanding anything to the contrary set forth herein, Section 2.09 and Section 2.10 shall apply to neither the conveyance of this Pro Rata Share nor any payments thereunder.

(b) Other Fees. Borrowers shall pay such other fees at Closing as required under Section 4.01(c) and as Borrowers shall be required to pay pursuant to any separate agreement between Borrowers and Administrative Agent or any of its Affiliates setting forth the compensation to be paid to Administrative Agent and/or its Affiliates in consideration of providing services in connection with the credit facilities provided pursuant hereto.

(c) Fees Fully Earned. Borrowers agree that as of Closing all such fees and Overriding Royalty Interests as provided under this Section 2.06 shall be fully earned.

•  Computation of Fees and Interest.

All computations of interest for the Loans and all other computations of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last day) and a calendar year consisting of 365 or 366 days, as applicable.

•  Payments by Borrowers.

(a) All payments to be made by Borrowers shall be made to Administrative Agent, for the account of Lenders, without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Administrative Agent at its Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (Central time) on the date due. Any payment received by Administrative Agent later than 11:00 a.m. (Central time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

•  Increased Costs and Reduced Return.

If any Lender determines in good faith that as a result of the introduction of or any change in or in the interpretation of any Requirement of Law, or such Lender’s compliance therewith, in each case after the date hereof, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 2.09 any such increased costs or reduction in amount resulting from changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the laws of which such Lender is organized or has its Lender’s Payment Office, or is otherwise doing business) then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

•  Taxes.

(a) Any and all payments by Borrowers hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future Taxes. If Borrowers shall be required by any Requirement of Law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes to Lenders, then (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10) Lenders receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrowers shall make such deductions, and (iii) Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, Borrowers agree to pay any Other Taxes.

(c) Borrowers will indemnify Lenders for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by Lenders or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within five (5) days from the date any Lender makes written demand therefor. Lenders shall reasonably cooperate with Borrowers to obtain a refund of any Taxes or Other Taxes that were incorrectly withheld or paid (which for the avoidance of doubt shall not include an obligation on Lenders to request any information from or request any action to be taken by its beneficial owners) and Lenders shall pay such refund to Borrowers within 30 days after receipt thereof.

(d) Within 30 days after the date of any payment of Taxes, Borrowers will furnish to Administrative Agent at its address for notices set forth on Appendix I, the original or a certified copy of a receipt evidencing payment thereof.

(e) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of each Borrower contained in this Section 2.10 shall survive the termination of the commitments under this Agreement and the payment in full of the Obligations.

•  Sharing of Payments.

If any Lender shall obtain on account of the Obligations, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) or receive any Collateral in respect thereof in excess of the amount such Lender was entitled to receive pursuant to the terms hereof, such Lender shall immediately (a) notify Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment according to the terms hereof; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall, to that extent, be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.11 and will in each case notify Lenders following any such purchases or repayments.

ARTICLE III.

SECURITY

•  The Security.

The Obligations will be secured by a first and prior Lien on all of the Collateral, now or hereafter acquired.

•  Agreement to Deliver Security Documents.

Borrowers agree to notify Administrative Agent in writing of any additional interests acquired by a Borrower or any Subsidiary in the Collateral (including in any proceeds thereof or in any property or interests acquired from such proceeds) or of any proceeds from the sale of any of the North Properties or of any additional property or interests acquired by a Borrower or any Subsidiary from the proceeds of a sale of any of the North Properties, and, if requested by Administrative Agent, to promptly deliver to Administrative Agent to further secure the Obligations, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements, letters in lieu of production, and other Security Documents in form and substance satisfactory to Administrative Agent covering any such proceeds, properties or interests, for the purpose of granting, confirming, and perfecting first and prior Liens or security interests. Borrowers agree to use reasonable efforts to obtain a release of any prior Lien on any such proceeds, properties or interests.

•  Perfection and Protection of Security Interests and Liens.

Loan Parties, as applicable, will from time to time deliver to Administrative Agent any financing statements, amendments, assignments and continuation statements, extension agreements and other documents, properly completed (and executed and/or acknowledged when required) by such Loan Parties in form and substance satisfactory to Administrative Agent, which Administrative Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations. Loan Parties hereby authorize Administrative Agent to file, in any applicable jurisdiction where Administrative Agent deems it necessary, a financing statement or statements, and at the request of Administrative Agent, Loan Parties will join Administrative Agent in executing one or more financing statements pursuant to the applicable Uniform Commercial Code in form satisfactory to Administrative Agent, and will pay the cost of filing or recording such instrument, as a financing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement is deemed by Administrative Agent to be necessary.

•  Offset.

To secure the repayment of the Obligations, Loan Parties hereby grant Lenders a security interest, Lien, and right of offset, each of which shall be in addition to all other interests, Liens, and rights of Lenders at common law, under the Loan Documents or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Loan Parties now or hereafter held or received by or in transit to Lenders from or for the account of Loan Parties, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and (b) any other credits and claims of a Loan Party at any time existing against Lenders. Upon the occurrence of any Event of Default, each Lender is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to Loan Parties, any and all items hereinabove referred to against the Obligations then due and payable.

ARTICLE IV.

CONDITIONS PRECEDENT

•  Conditions Precedent.

The obligation of Lenders to make the Loans is subject to the condition that Administrative Agent shall have received the following, in form and substance satisfactory to Administrative Agent and Lenders:

(a) Credit Agreement and Other Loan Documents. The Loan Documents, executed by each party thereto, and where appropriate, properly acknowledged and notarized;

(b) Secretary’s Certificate. A certificate of the Secretary or Assistant Secretary of each Borrower and each Guarantor, or in the event that any such Person is a limited partnership, such Person’s general partner, certifying as of the Closing to: (i) resolutions of the board of directors or members of such Person or such Person’s general partner, as applicable, authorizing the transactions contemplated hereby; (ii) the names and genuine signatures of the Responsible Officers of such Person or such Person’s general partner, as applicable, authorized to execute, deliver and perform, as applicable, this Agreement, the Security Documents and all other Loan Documents to be delivered hereunder; (iii) the Organization Documents of such Person and, as applicable, such Person’s general partner, as in effect at Closing; (iv) the good standing certificate for such Person or such Person’s general partner, as applicable, from its state of incorporation, formation or organization, as applicable, evidencing its qualification to do business in such state as of a date no more than thirty (30) days prior to Closing; and (v) as applicable, certificate(s) of authority for such Person from foreign states wherein such Person conducts business, evidencing such Person’s qualification to do business in such state as of a date no more than thirty (30) days prior to Closing;

(c) Payment of Fees. Payment by Borrowers of all accrued and unpaid fees, costs and expenses owed pursuant to this Agreement to the extent then due and payable at Closing including such fees set forth on Appendix I, including any such costs, fees and expenses arising under or referenced in Sections 2.06 and 10.05;

(d) Opinions of Counsel. Opinions of Loan Parties’ counsel under New York law and Nevada law in form and substance satisfactory to Administrative Agent including, among other matters, the due formation, standing and authorization of the Loan Parties and as to the enforceability of the Loan Documents, perfection of the Security Documents, the authorized capitalization of Parent and choice of laws;

(e) Additional Conditions Precedent. Borrowers shall deliver or cause to be delivered such additional documentation and such other conditions shall be satisfied as set forth on Appendix I hereto.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to Administrative Agent and Lenders that:

•  Corporate Existence and Power.

Such Loan Party: (a) is validly existing and in good standing under the laws of the state of its incorporation, formation or organization, as applicable; (b) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets, carry on its business as currently conducted and to execute, deliver, and perform its obligations under the Loan Documents, (c) is duly qualified, is licensed and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires any such qualification or license; and (d) is in compliance in all material respects with all Requirements of Law.

•  Corporate Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document to which such Person is a party, have been duly authorized by all necessary corporate, partnership or limited liability company actions, as applicable, and do not and will not: (a) contravene the terms of any of that Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Requirement of Law.

•  Governmental Authorization.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which it is a party.

•  Binding Effect.

This Agreement and each other Loan Document to which each Loan Party is a party constitute the legal, valid and binding obligations of such Person to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

•  Financial Condition.

(a) The audited annual financial statements contained in the most recent Form 10-K of Parent filed with the SEC (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material Indebtedness and other liabilities, direct or contingent, of Parent and its Subsidiaries as of the date thereof, including liabilities for taxes and material commitments.

(b) The unaudited quarterly financial statements contained in the three latest Forms 10-Q of Parent filed with the SEC (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments.

(c) As of the Closing, any and all events or circumstances that, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect have been described in Parent’s filings with the SEC.

(d) As of the Closing, none of the Loan Parties have any Off-Balance Sheet Liabilities.

•  Litigation.

Except as described in Parent’s filings with the SEC or as otherwise described in Schedule 5.06, there are no material actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Loan Parties, threatened at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party, or any of their properties or revenues. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

•  No Default.

No Default or Event of Default exists or would be reasonably expected to result from the incurring of any Obligations by a Loan Party. As of Closing, no Loan Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

•  ERISA.

No Loan Party sponsors, maintains or contributes to, or has at any time in the preceding six (6) calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

•  Margin Regulations.

The proceeds of the Loans shall be used solely for the purposes set forth in and permitted by Section 6.13. No Loan Party is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

•  Title to Properties.

Except for Immaterial Title Deficiencies, each Loan Party has defensible title to its material Oil and Gas Properties. As of Closing, the Collateral is subject to no Liens, other than Permitted Liens. Appendix II is a full and complete list of all properties to which the Loan Parties have title in the Southeast and Southwest program areas and Appendix III is a full and complete list of all properties to which the Loan Parties have title in the North program area.

•  Oil and Gas Reserves.

Except for Immaterial Title Deficiencies, each Loan Party is and will hereafter be the owner of the Reserves that it purports to own from time to time in and under the Oil and Gas Properties, together with the right to produce the same. Such Oil and Gas Properties are not subject to any Lien other than Permitted Liens. All Oil and Gas has been and will hereafter be produced, sold and delivered in accordance with all Requirements of Law; each Loan Party has complied and will comply with all material terms of each oil, gas and mineral lease comprising the Oil and Gas Properties and all other material Contractual Obligations related thereto. Nothing in this Section 5.11 shall prevent any such Loan Party from abandoning any well or forfeiting, surrendering, releasing or defaulting under any lease in the ordinary course of business which, in the opinion of such Loan Party, is in the best interest of such Loan Party, and such Loan Party is and will hereafter be in compliance with all obligations hereunder, unless such abandonment, forfeiture, surrender, release or default would result in a Material Adverse Effect.

•  Hydrocarbon Interests.

Subject to Section 6.04, Schedule 5.12 contains a full and complete list of all Hydrocarbon Interests held by the Loan Parties and the “working interests” and the “net revenue interest” of the Loan Parties set forth therein. With the exception of Immaterial Title Deficiencies, all Hydrocarbon Interests are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid, except where failure to so pay any such amounts could not reasonably be expected to have a Material Adverse Effect. Without regard to any consent or non-consent provisions of any joint operating agreement covering any Loan Party’s Hydrocarbon Interests, and with the exception of Immaterial Title Deficiencies, each Loan Party’s share of (a) the costs for each Hydrocarbon Interest is not greater than the decimal fraction set forth in Schedule 5.12 attached hereto, before and after payout, as the case may be, and described therein by the respective designations “working interests”, “WI”, “gross working interest”, “GWI”, or similar terms, and (b) production from, allocated to, or attributed to each such Hydrocarbon Interest is not less than the decimal fraction set forth in Schedule 5.12 attached hereto, before and after payout, as the case may be, and described therein by the designations “net revenue interest,” “NRI,” or similar terms. There are no funds in respect of any well drilled in respect of each Hydrocarbon Interest described in Schedule 5.12 attached hereto being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders. Each producing well in respect of each Hydrocarbon Interest described in Schedule 5.12 has been drilled, bottomed, completed, and operated in compliance, in all material respects, with all Requirements of Law and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production.

•  Operator.

To the extent Westside Operating is the Operator of the wells located on the Oil and Gas Properties, Westside Operating has obtained and is in compliance with all Requirements of Law, except where failure to comply is not reasonably expected to have a Material Adverse Effect.

•  Intellectual Property; Licenses.

Each Loan Party owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses. To the knowledge of the Loan Parties, none of their respective material IP Rights, slogans or advertising materials, products, processes, methods, substances, parts or other materials now employed by any Loan Party infringe in any material respect on any IP Rights or other material rights held by any other Person. No written claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Loan Parties, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

•  Taxes.

Parent has filed all Federal tax returns and reports required to be filed, or if not filed, for which an extension has been granted therefor, and has paid all Federal taxes, assessments, fees and other governmental charges levied or imposed upon its or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Parent has filed all material state and other non-Federal tax returns and reports required to be filed, and has paid all state and other non-Federal taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable. To the knowledge of Parent, there is no proposed tax assessment against it that would, if made, reasonably be expected to have a Material Adverse Effect

•  Environmental Matters.

Each Loan Party conducts in the ordinary course of business a review of the effect of existing Environmental Laws, Environmental Claims and Environmental Complaints, if any, on its business, operations and properties, and such properties which it is acquiring or planning to acquire. No real or personal property owned or leased by any Loan Party and no operations conducted thereon, and no operations of any prior owner, lessee or operator of any such properties, is or has been in violation of any Environmental Law other than violations which neither individually nor in the aggregate will have or could be reasonably expected to have a Material Adverse Effect, nor is any such property or operation the subject of any existing, pending or, to Borrowers’ knowledge, threatened Environmental Complaint which could, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect. All notices, permits, licenses, and similar authorizations, if any, required to be obtained or filed in connection with the ownership or operation of any and all real and personal property owned, leased or operated by any Loan Party, including notices, licenses, permits and authorizations required in connection with any past or present treatment, storage, disposal, or release of Hazardous Substances into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, licenses, permits and authorizations would not have or would not be reasonably expected to have a Material Adverse Effect. All Hazardous Substances, if any, generated at any and all real and personal property owned, leased or operated by any Loan Party have been transported, treated, and disposed of only by carriers maintaining valid permits under all Environmental Laws, and, to such Loan Party’s actual knowledge, the same is true as to periods of time prior to such Loan Party’s ownership, lease or operation. There have been no Hazardous Discharges by any Loan Party which were not in compliance with Environmental Laws other than Hazardous Discharges which would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect and, to such Loan Party’s actual knowledge, the same is true as to any Hazardous Discharge on any real and personal property owned, leased or operated by any Loan Party during periods of time prior to such Loan Party’s ownership, lease or operation of such property. No Loan Party has actual knowledge of any contingent liability in connection with any Hazardous Discharges which could have or be reasonably expected to have a Material Adverse Effect.

•  Regulated Entities.

No Loan Party is an “Investment Company” within the meaning of the Investment Company Act of 1940. No Borrower is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

•  No Burdensome Restrictions.

No Loan Party is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.

•  Solvency.

As of the date of Closing, each of the Loan Parties is Solvent.

•  Subsidiaries/Investments/Ownership.

As of the date of Closing the corporate structure of Parent and its Subsidiaries is as set out on Schedule 5.20 attached hereto. Except as set forth on Schedule 5.20, no Borrower has Subsidiaries or equity investments in any other Person and Parent has no Subsidiaries and no equity investments in any other Person other than Borrowers and the Parent is the sole, legal and beneficial owner, directly or indirectly, of all interests in each of the Borrowers.

•  Insurance.

Each Loan Party's interest in the Oil and Gas Properties and any other Collateral and the North Properties, is insured with financially sound and reputable insurance companies not Affiliates of a Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party’s properties are located.

•  Full Disclosure.

None of the representations or warranties made by the Loan Parties in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of each Loan Party in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of each Loan Party to Administrative Agent prior to Closing), taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

•  Capitalization.

(a) As of Closing, (i) the authorized capital stock of Parent consists solely of (A) fifty million (50,000,000) shares of Common Stock and (B) ten million (10,000,000) shares of preferred stock, (ii) twenty-one million four hundred sixty-one thousand nine hundred and nine (21,461,909) shares of Common Stock have been issued and are outstanding, and (iii) three million three hundred and ninety-six thousand six hundred and sixty-eight (3,396,668) shares of Common Stock have been reserved for issuance upon exercise of options, warrants and other performance awards (whether vested or unvested as of the date hereof), including without limitation, one million six hundred and sixty-six thousand six hundred and sixty-eight (1,666,668) shares of Common Stock reserved for issuance upon exercise of the Conversion Option (the “Conversion Shares”). All outstanding shares of Common Stock have been validly issued, are fully paid and non-assessable, were issued in compliance with the Securities Act and applicable state securities laws, and no capital stock of Parent is subject to, nor has been issued in violation of, any preemptive or similar rights.

(b) Except as set forth in Subsection 5.23(a), or as otherwise contemplated by this Agreement, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent convertible into or exchangeable for shares of capital stock or other voting securities of Parent, or (iii) no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind to acquire from Parent, and no obligation of Parent to issue or sell any shares of capital stock or other voting securities of Parent or any securities of Parent convertible into or exchangeable for such capital stock or voting securities. There are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of the capital stock of Parent, or any other securities of the type described in (i)-(iii) above. Except as provided in this Agreement, there are no restrictions upon the voting or transfer of any share of the capital stock or other voting securities of Parent pursuant to the Organization Documents of Parent or any agreement or other instrument to which Parent is a party.

•  Authorization of Conversion Shares.

At Closing, the Conversion Shares will be duly authorized, and, upon issuance thereof, will be validly issued, fully paid and non-assessable and not subject to, or issued in violation of, any preemptive or similar rights.

•  Material Contracts.

The reports filed by Parent with the SEC contain a true, correct and complete list of all Material Contracts in effect as of Closing (other than this Agreement and the other Loan Documents) and except as described in such reports, all such Material Contracts are in full force and effect and no Loan Party is in default thereunder.

•  Fiscal Year.

Each Loan Party’s fiscal year is January 1 through December 31.

•  Gas Balancing Agreements and Advance Payment Contracts.

On the date of this Agreement, (a) there is no Material Gas Imbalance, and (b) the aggregate amount of all Advance Payments received by any Loan Party under Advance Payment Contracts which have not been satisfied by delivery of production does not exceed $100,000.

•  Business; Compliance.

Each Loan Party has performed and abided by all obligations required to be performed under each license, permit, order, authorization, grant, contract, agreement, or regulation to which such Loan Party is a party or by which such Loan Party or any of its assets are bound to the extent a failure to perform and abide by such obligations could have or be reasonably expected to have a Material Adverse Effect.

•  Marketing Arrangements.

(a) No Hydrocarbon Interest of any Loan Party is subject to any contractual or other arrangement (i) whereby payment for production is or can be deferred for a substantial period after the month in which such production is delivered (in the case of oil, not in excess of 60 days, and in the case of gas, not in excess of 90 days) or (ii) whereby payments are made to a Loan Party other than by checks, drafts, wire transfer advises or other similar writings, instruments or communications for the immediate payment of money; (b) no Hydrocarbon Interest of any Loan Party is subject to any contractual or other arrangement for the sale, processing or transportation of production (or otherwise related to the marketing of production) which cannot be canceled on 180 days’ (or less) notice; (c) all contractual or other arrangements for the sale, processing or transportation of production (or otherwise related to the marketing of production) are bona fide arm’s length transactions made on the best terms reasonably available with third parties not affiliated with Loan Parties; and (d) each Loan Party is presently receiving a price for all production from (or attributable to) each Hydrocarbon Interest owned by it covered by a production sales contract or marketing contract that is computed in accordance with the terms of such contract, and no Loan Party is having deliveries of production from such Hydrocarbon Interest curtailed by any purchaser or transporter of production substantially below such property’s delivery capacity, except for curtailments caused (i) by an act or event of force majeure not reasonably within the control of and not caused by the fault or negligence of a Loan Party and which by the exercise of reasonable diligence such Loan Party is unable to prevent or overcome, and (ii) by routine maintenance requirements in the ordinary course of business.

•  Right to Receive Payment for Future Production.

Except as set forth in Schedule 5.30, no Loan Party, nor any Loan Party’s predecessors in title, has received prepayments (including payments for gas not taken pursuant to “take or pay” or other similar arrangements) for any oil, gas or other hydrocarbons produced or to be produced from any Hydrocarbon Interests after the date hereof. Except as set forth in Schedule 5.30, no Hydrocarbon Interest of any Loan Party is subject to any “take or pay”, gas imbalances or other similar arrangement (i) which can be satisfied in whole or in part by the production or transportation of gas from other properties or (ii) as a result of which production from any such Hydrocarbon Interest may be required to be delivered to one or more third parties without payment (or without full payment) therefor as a result of payments made, or other actions taken, with respect to other properties. No Hydrocarbon Interest of any Loan Party is subject at the present time to any regulatory refund obligation and, to the best of Loan Party’s knowledge, no facts exist which might cause the same to be imposed.

•  Hedge Agreements.

No Loan Party is party to any Hedge Agreement other than the ISDA Master Agreement dated as of March 17, 2006 between Keybank National Association and Westside Production.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as the Loans or other Obligations shall remain unpaid or unsatisfied, unless the Majority Lenders waive compliance in writing:

•  Financial Statements; Other Information.

(a) The Loan Parties shall maintain a system of accounting established and administered in accordance with GAAP and deliver to Administrative Agent, with sufficient copies for each Lender, promptly upon its becoming publicly available, each financial statement, report, budget, notice or proxy statement sent by Parent to its shareholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by Parent with the SEC or any successor agency.

(b) Subject to Section 6.04, the Loan Parties shall deliver to Administrative Agent, with sufficient copies for each Lender, in form and detail reasonably satisfactory to Administrative Agent:

(i) promptly upon receipt of same, any notice or other information received by any Loan Party indicating any actual or alleged (A) non-compliance with or violation of the requirements of any Environmental Law which could result in liability to any Loan Party for fines, clean up or any other remediation obligations or any other liability in excess of $250,000 in the aggregate; (B) release or threatened release of any Hazardous Discharge which release would impose on any Loan Party a duty to report to a Governmental Authority or to pay cleanup costs or to take remedial action under any Environmental Law which could result in liability to any Loan Party for Environmental Claims and other remediation obligations or any other liability in excess of $250,000 in the aggregate; or (C) the existence of any Lien arising under any Environmental Law securing any obligation to pay Environmental Claims or other remediation costs or any other liability in excess of $250,000 in the aggregate. Without limiting the foregoing, Parent and Borrower shall provide to Administrative Agent promptly upon receipt of same copies of all environmental consultants or engineers reports received by any Loan Party which would render the representations and warranties contained in Section 5.16 untrue or inaccurate in any respect;

(ii) in the event any notification is provided by any Loan Party to Administrative Agent pursuant to Section 6.01(b)(i) hereof or Administrative Agent or any Lender otherwise learns of any event or condition under which any such notice would be required, then, upon request of the Majority Lenders, Parent and Borrowers shall, within ninety (90) days of such request, cause to be furnished to each Lender a report by an environmental consulting firm acceptable to Administrative Agent and Majority Lenders, stating that a review of such event, condition or circumstance has been undertaken (the scope of which shall be acceptable to Administrative Agent and Majority Lenders) and detailing the findings, conclusions, and recommendations of such consultant. Borrowers shall bear all expenses and costs associated with such review and updates thereof, as well as all remediation or curative action recommended by any such environmental consultant; and

(iii) from time to time such additional information regarding the financial position or business of each Loan Party as Administrative Agent, at the request of any Lender, may reasonably request.

•  Right of Inspection.

Loan Parties will permit any officer, employee or agent of Administrative Agent or any Lender to visit and inspect any of the assets of any Loan Party, examine each Loan Party’s books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of each Loan Party with any of such Loan Party’s officers, accountants and auditors, all upon reasonable advance notice and at such reasonable times and as often as Administrative Agent or any Lender may desire, all at the expense of Borrowers; provided, that, prior to the occurrence of an Event of Default, neither Administrative Agent nor any Lender will require any Loan Party to incur any unreasonable expense as a result of the exercise by Administrative Agent or any Lender of its rights pursuant to this Section 6.02.

•  Notice of Default.

Each Borrower shall, subject to Section 6.04, promptly notify Administrative Agent and Lenders of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that would reasonably be expected to become a Default or Event of Default or of any material breach or default under any Material Contract. Each notice under this sub-section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Loan Parties propose to take with respect thereto and at what time.

•  Public Information.

(a) Notwithstanding anything to the contrary contained herein, the Loan Parties hereby agree and acknowledge that Administrative Agent and Lenders generally do not wish to receive material non-public information with respect to the Parent or its securities or the other Loan Parties. The Loan Parties hereby agree that, unless otherwise consented to by Administrative Agent and Lenders, (i) no information provided or made available to Administrative Agent and/or Lenders (including, without limitation, information provided on Schedules and Appendices hereto) shall contain any material non-public information about the Loan Parties, (ii) all such information about the Loan Parties made available or provided hereunder to Administrative Agent and Lenders shall be conspicuously marked “PUBLIC”, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (iii) by marking such information about the Loan Parties “PUBLIC”, the Loan Parties shall be deemed to have authorized Administrative Agent and Lenders to treat such information as not containing any material non-public information with respect to the Parent or its securities for purposes of United States Federal and state securities laws.

(b) If any Loan Party is required pursuant to the provisions of this Agreement or Administrative Agent or any Lender requests any Loan Party to provide information to Administrative Agent and/or Lenders and such Loan Party believes that such information may contain material non-public information about Parent or its securities or the other Loan Parties, such Loan Party shall inform Administrative Agent and the relevant Lender(s) of such fact (without disclosing the information in question) and Administrative Agent and/or the relevant Lender(s) shall upon such notice instruct such Loan Party whether or not it wishes to receive the non-public information. If Administrative Agent and/or Lender elects to receive such non-public information, then the Loan Parties shall so disclose such information and the first sentence of Section 6.04(c) shall not apply to the disclosure of such non-public information.

(c) The Loan Parties further agree that, should the Loan Parties, despite the preceding provisions of this Section 6.04, either through inadvertence or otherwise, make available to Administrative Agent and Lenders, without their prior written consent, any material information which at such time is not publicly available, such information shall immediately thereafter be disclosed to the public by the Loan Parties and to the SEC by the filing of a Form 8-K. Each Loan Party acknowledges that Administrative Agent and Lenders will rely on the foregoing when transacting in the securities of Parent.

•  Preservation of Corporate Existence, Etc.

Each Loan Party shall:

(a) preserve and maintain in full force and effect its separate, legal existence, and maintain its good standing under the laws of its state or jurisdiction of incorporation or organization, as applicable;

(b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises reasonably necessary for the normal conduct of its business;

(c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; and

(d) Parent shall maintain the trading of its capital stock on an exchange acceptable to the Lenders.

•  Maintenance of Property.

For those Oil and Gas Properties for which a Loan Party is the designated operator per the joint operating agreement, each Loan Party shall operate, maintain and develop such Oil and Gas Properties, including maintenance of equipment which is used in the operation of its business, pursuant to the reasonable and prudent operator standard. Each Loan Party shall make all payments and otherwise perform all obligations in respect of all leases of real property to which any Loan Party is a party, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

•  Title Data.

In addition to any other information required to be delivered under this Agreement, the Loan Parties shall, upon request of Majority Lenders, cause to be delivered to Administrative Agent such title opinions and other information regarding title to Hydrocarbon Interests and Oil and Gas Properties owned by any Loan Party as are appropriate to determine the status thereof; provided however, that Lenders may not require Loan Parties to furnish title opinions unless (i) an Event of Default has occurred and is continuing, or (ii) Majority Lenders have reason to believe that there is a defect in or Lien upon such Loan Party’s title to such Hydrocarbon Interest or Oil and Gas Property that is not a Permitted Lien.

•  Insurance.

Each Loan Party shall maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances which insurance shall name Administrative Agent, as “additional insured” and as a “loss payee”, as applicable.

•  Payment of Obligations.

Each Loan Party shall pay and discharge as the same shall become due and payable, all of its material obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, including without limitation full and prompt payment of all royalties, joint interest billings and mechanics and materialmens expenses, except to the extent the same are being contested in good faith; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such indebtedness.

•  Compliance with Laws.

Each Loan Party shall comply in all material respects with all Requirements of Law of any Governmental Authority, including, without limitation, all disclosure requirements of the SEC, having jurisdiction over it or its business except such as may be contested in good faith or as to which a bona fide dispute may exist and shall obtain and renew all permits required under any Environmental Laws and necessary for its operations and properties and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Substances from any of its properties to the extent required by Environmental Laws.

•  Maintenance of Books and Records.

Each Loan Party shall maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all of its financial transactions and matters involving its assets and business.

•  Environmental Laws.

Each Loan Party shall conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

•  Use of Proceeds.

Borrowers shall use the proceeds of the Loans as provided on Appendix I.

•  Further Assurances.

Each Loan Party shall promptly cure any defects in the creation and issuance of the Notes and the execution and delivery of this Agreement, the Security Documents, any Guaranty, or any other instruments referred to or mentioned herein or therein to which such Person is a party. Borrowers, at their expense, will promptly do all acts and things, and will execute and file or record, all instruments reasonably requested by Administrative Agent or any Lender, to establish, perfect, maintain and continue the perfected security interests of Administrative Agent in or the Lien of Administrative Agent on the Collateral. Borrowers will pay the reasonable costs and expenses of all filings and recordings and all searches deemed necessary by Administrative Agent to establish and determine the validity and the priority of the Liens created or intended to be created by the Security Documents; and each Loan Party shall satisfy all other claims and charges which in the reasonable opinion of Administrative Agent might prejudice, impair or otherwise affect any of the Collateral or any Lien thereon in favor of Administrative Agent.

•  Guaranties.

At Closing, Parent and each Subsidiary of each Borrower, if any, shall execute and deliver a Guaranty to guaranty Borrowers’ Obligations.

•  Security Documents.

Each Loan Party shall promptly execute and deliver to Administrative Agent such Security Documents as may be required pursuant to Section 3.02.

ARTICLE VII.

NEGATIVE COVENANTS

So long as the Loans or any other Obligation shall remain unpaid or unsatisfied, unless the Majority Lenders waive compliance in writing:

•  Limitation on Liens.

No Borrower shall directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a) any Lien created under any Loan Document;

(b) Liens consented to in writing by Majority Lenders;

(c) Liens scheduled on Schedule 7.01;

(d) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.10;

(e) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens and contractual Liens granted to operators and non-operators under oil and gas operating agreements arising in the ordinary course of business securing obligations which are not delinquent or remain payable without penalty or which are being contested in good faith;

(f) Liens consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

(g) Liens securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), statutory obligations, (ii) Contingent Obligations, Surety Instruments (other than those providing credit support for borrowed money), and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

(h) easements, rights-of-way, restrictions, defects or other exceptions to title and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, are not incurred to secure Indebtedness, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of a Borrower’s business;

(i) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by a Borrower, and (ii) a Borrower maintains (subject to such right of set off) dominion and control over such account(s).

(j) royalties, overriding royalties, reversionary interests, net revenue interests, production payments and similar burdens on production existing as of the date acquired by a Borrower, provided that such burdens do not reduce such Borrower’s net revenue interest in the Oil and Gas Properties burdened thereby below the net revenue interest with respect to such property on the date hereof;

(k) operating agreements, gathering agreements, processing agreements, sales contracts or other arrangements for the sale of Oil and Gas, and other agreements customary in the oil and gas business for producing, processing, transporting, and marketing Oil and Gas; and

(l) Liens on property other than the Collateral securing the obligations of the Loan Parties pursuant to a Hedge Agreement permitted pursuant to Section 7.14.

•  Sale of Property.

(a) Borrowers shall not sell, assign, convey or otherwise transfer any oil and gas property, other than any of the North Properties (it being noted that in the case of a sale, assignment, conveyance or other transfer of any of the North Properties, the Loan Parties shall comply with the provisions of Section 3.02), unless (i) consideration equal to the fair market value of such oil and gas property sold is received, (ii) the sale is an arm’s length transaction, and (iii) all of the consideration received consists of cash, Cash Equivalents, liquid securities or oil and gas properties in connection with exchanges of such property pursuant to Section 1031 of the Code (“Permitted Consideration”); provided, however, that Borrowers may receive property that does not constitute Permitted Consideration so long as the aggregate fair market value of all property received pursuant to this proviso shall not exceed ten percent (10.0%) of the Recognized Value of Borrowers’ oil and gas properties.

(b) Borrowers shall be obligated to prepay the Obligations in an amount equal to 100% of the Net Available Cash from such Asset Disposition, unless Borrowers notify Administrative Agent in writing that they intend to invest such Net Available Cash in property that will be used in the oil and gas business of the Borrowers and such Net Available Cash is so invested within 180 days following the receipt of such Net Available Cash, after which time such Net Available Cash, if it has not been so invested, shall be immediately prepaid.

•  Consolidations and Mergers.

No Loan Party shall (i) merge, except that so long as no Default or Event of Default exists, Loan Parties may consummate mergers between or among any of the Loan Parties, (ii) consolidate, or (iii) convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.

•  Loans and Investments.

No Loan Party shall create any direct or indirect Subsidiary, unless (i) no Default or Event of Default exists, (ii) such Subsidiary executes and delivers to Administrative Agent a Guaranty, and (iii) Liens are promptly granted over all of the assets of such Subsidiary and over the shares or other ownership interests of such Subsidiary to secure the Obligations. Further, no Loan Party shall divest themselves of any material assets by transferring them to any future Subsidiary or by entering into a partnership, joint venture or similar arrangement, or purchase or acquire or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of a Borrower or acquire, in a single transaction or a series of transactions, all or substantially all of the assets of any Person or all or substantially all of the assets comprising a division of any Person, except for: (a) investments in Cash Equivalents; (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business; (c) extensions of credit or other advances made in the ordinary course of business in the estimation of anticipated travel or other reimbursable expenses to any employees, officers, directors, Administrative Agent or Lenders; (d) loans, advances or investments by a Loan Party to any other Loan Party; (e) acquisitions of oil and gas properties to be used in the Oil and Gas business of the Borrowers; and (f) other loans, advances, acquisitions or investments (except as set forth in the first sentence hereof) not to exceed in the aggregate $100,000 at any time.

•  Limitation on Indebtedness.

No Loan Party shall create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness or Off-Balance Sheet Liabilities, except:

(a) Indebtedness incurred pursuant to the Loan Documents,

(b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.08;

(c) current liabilities, taxes and assessments incurred in the ordinary course of business;

(d) Indebtedness in favor of third parties (i) on terms and conditions first offered to Lenders that Majority Lenders have declined to provide to Borrowers, (ii) Majority Lenders have consented to such Indebtedness from such third party lender, which consent shall not be unreasonably withheld, (iii) at the time of incurring such Indebtedness, no Default or Event of Default shall exist or would result from the incurrence of such Indebtedness after giving effect to the incurrence of such Indebtedness when included with Borrowers’ existing Indebtedness, (iv) such Indebtedness does not have any scheduled amortization prior to two years after the Termination Date and (v) such Indebtedness shall be subordinated to the Obligations pursuant to an intercreditor agreement between Administrative Agent, Lenders and any such third party lender on terms and conditions reasonably satisfactory to Administrative Agent and Lenders (“Alternative Financings”);

(e) Indebtedness permitted under Section 7.04; and

(f) Indebtedness other than as described under the preceding clauses (a) - (e) in the aggregate amount not to exceed $150,000.

•  Transactions with Affiliates.

Except as may be set forth on Schedule 7.06 and except for transactions by and among the Loan Parties, no Loan Party shall enter into any transaction with or make any payment or transfer to any Affiliate of a Borrower, except in the ordinary course of business and upon fair and reasonable terms no less favorable to such Loan Party than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of a Borrower. No Loan Party shall, without the prior written consent of Administrative Agent, enter into any transaction with or make any payment or transfer to any officer, director, partner or equity owner of a Loan Party, except in the ordinary course of business and upon fair and reasonable terms no less favorable to such Loan Party than would be obtained in a comparable arm’s-length transaction with a Person who is not an officer, director, partner or equity owner of a Loan Party.

•  Margin Stock.

Borrowers shall not use any portion of the proceeds of the Loans, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance Indebtedness of Borrowers or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

•  Contingent Obligations.

No Loan Party shall create, incur, assume or suffer to exist any Contingent Obligations except: (a) endorsements for collection or deposit in the ordinary course of business; and (b) obligations under fidelity bonds issued for the account of any Loan Party’s obligations to indemnify or make whole any surety and similar agreements incurred in the ordinary course of business.

•  Restricted Payments.

No Loan Party shall purchase, redeem or otherwise acquire for value any membership interests, partnership interests, capital accounts, shares of its capital stock or any warrants, rights or options to acquire such membership interests, partnership interests or shares, now or hereafter outstanding from its members, partners or stockholders and will not declare or pay any distribution, dividend, return capital to its members, partners or stockholders, or make any distribution of assets to its stockholders, members or partners or make any voluntary prepayment of any Indebtedness (other than Indebtedness incurred under any Loan Document). Further, notwithstanding Section 6.09, during such time as a Default or Event of Default exists, no Loan Party shall make any payments to any creditor of such Loan Party, other than (i) payments on the Obligations, and (ii) payments to trade creditors or employees in its ordinary course of business.

•  Change in Business, Organization Documents, Name and Address.

No Loan Party shall engage in any business or activity other than the Principal Business. No Loan Party shall materially amend, supplement or modify its Organization Documents without the prior written consent of Administrative Agent or otherwise amend, supplement or modify such Organization Documents without thirty (30) days prior advance written notice to Administrative Agent. No Loan Party shall change its name or principal business address without thirty (30) days prior advance written notice to Administrative Agent. No Loan Party shall make any change to its capital structure which could be reasonably expected to have a Material Adverse Effect.

•  Accounting Changes.

No Loan Party shall make any significant change in its accounting treatment or reporting practices, except as required by GAAP or the rules and regulations of the SEC, or change its fiscal year.

•  Restrictions of Pledges.

No Loan Party shall enter into any contract or agreement which restricts such Person’s ability to (a) pledge any or all of its assets or, (b) in the case of any Subsidiary of a Borrower, distribute any or all of its funds or assets to such Borrower; provided, however, nothing contained in this Section 7.12 shall prohibit a Loan Party from entering into any of the Loan Documents.

•  Conversion.

Parent will not, by amendment of its Organization Documents or through any recapitalization, reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Parent, but will at all times in good faith assist in the carrying out of all the provisions of Section 2.05 hereof and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of Lenders against impairment.

•  Hedge Agreement.

No Loan Party shall be party to or otherwise enter into any Hedge Agreement that (i) covers notional volumes in excess of 75% of the anticipated production volumes attributable to Proved Reserves of the Loan Parties during the period such hedge arrangement is in effect and (ii) is longer than three (3) years in duration; provided that a Loan Party may enter into a Hedge Agreement consisting solely of a floor price (i.e. floor, or put option).

•  Operating Leases.

No Loan Party will incur, become, or remain liable under any Operating Lease which would cause the aggregate amount of all payments to be made by any Loan Party under such Operating Lease in any fiscal year to be greater than $250,000.

ARTICLE VIII.

EVENTS OF DEFAULT

•  Event of Default.

Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. A Loan Party fails to pay when due, any amount of principal or, within three Business Days of when due, any interest of any Loan or any fee or other amount payable by Borrowers hereunder or under any other Loan Document; or

(b) Representation or Warranty. Any representation or warranty by any Loan Party made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any Loan Party or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

(c) Specific Defaults. Any Loan Party fails to perform, observe or comply with any term, covenant or agreement applicable to such Loan Party in any of Subsection 6.05(a), Section 6.15 or Article VII; or

(d) Other Defaults. Any Loan Party fails to perform, observe or comply with any other term or covenant contained in this Agreement other than as identified under Subsections 8.01(a), (b) or (c) or any other Loan Document to the extent not covered under Subsections 8.01(a), (b) or (c) of this Agreement, and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to Borrowers by Administrative Agent or any Lender; or

(e) Cross-Default. Any Loan Party (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $200,000 and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform, observe or comply with any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (iii) any Indebtedness or Contingent Obligations of the Loan Parties on an aggregate basis in excess of $200,000 shall be declared due and payable prior to its stated maturity or cash collateral is demanded in respect of such Contingent Obligations; or

(f) Insolvency; Voluntary Proceedings. Any Loan Party (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; (iii) commences any action for the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Loan Party or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against all or a substantial part of any Loan Party’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Loan Party admits the material allegations of a petition against it or any of its Subsidiaries in any Insolvency Proceeding, or an order for relief is ordered in any Insolvency Proceeding; or (iii) any Loan Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

(h) Monetary Judgments. One or more judgments, orders, decrees or arbitration awards is entered against any Loan Party involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions in excess of $250,000, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

(i) Loss of Permit. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of any Loan Party, or any Loan Party for any reason loses any material license, permit or franchise, or suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

(j) Change of Control. There occurs any Change of Control;

(k) Dissolution. Any order, judgment or decree shall be entered against any Loan Party decreeing the dissolution or split up of such Loan Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(l) Invalidity of Loan Documents. Any Guaranty shall be terminated or the Loan Documents, or any of them, after delivery thereof, shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or, with respect to the Security Documents, cease to create a valid and perfected Lien or security interest, as the case may be, of the priority required thereby on any of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or any Loan Party shall so state in writing; or

(m) Environmental Liabilities. Any Loan Party shall incur Environmental Liabilities which, individually or in the aggregate, exceed $250,000.

•  Remedies.

If any Event of Default occurs and is continuing, Administrative Agent and/or Lenders shall:

(a) exercise all rights and remedies available to them under the Loan Documents or applicable law, including declaring the Obligations immediately due and payable, without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by Loan Parties, and

(b) Notwithstanding the foregoing, upon the occurrence of any event specified in Subsection 8.01(f), or (g), the unpaid principal amount of the Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Lenders.

•  Set-off.

In addition to any rights and remedies of Administrative Agent and Lenders provided by law, if an Event of Default exists, each Lender and Administrative Agent is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by each Loan Party to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by such Lender or Administrative Agent to or for the credit or the account of any Loan Party against any and all Obligations owing to such Lender or Administrative Agent, now or hereafter existing, irrespective of whether such Lender or Administrative Agent shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured.

•  Payments Set Aside.

To the extent that any Loan Party makes a payment to any Lender or Administrative Agent, or any Lender or Administrative Agent exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Lender or Administrative Agent in its sole discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

•  Rights Not Exclusive.

The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

•  Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by Administrative Agent in the following order:

(a) First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent) payable to Administrative Agent in its capacity as such;

(b) Second, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) then due and payable to Lenders (including fees, charges and disbursements of counsel to the respective Lenders), ratably among them in proportion to their respective Pro Rata Shares;

(c) Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among Lenders in proportion to their respective Pro Rata Shares;

(d) Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among Lenders in proportion to their respective Pro Rata Shares; and

(e) Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrowers or as otherwise required by any Requirement of Law.

ARTICLE IX.

ADMINISTRATIVE AGENT

•  Appointment and Authorization.

Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall have only such duties or responsibilities, as expressly set forth herein, Administrative Agent shall not have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent.

•  Delegation of Duties.

Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

•  Liability of Administrative Agent.

Neither the Administrative Agent nor any of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any Lender or any Affiliate of any Lender for any recital, statement, representation or warranty made by any Loan Party or any Affiliate of a Loan Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness (other than the Administrative Agent’s or such Agent-Related Person’s own due execution and delivery), genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor any Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate of any Loan Party.

•  Reliance by Administrative Agent.

(a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, electronic mail, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders and their Affiliates against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has made available to Borrowers its Pro Rata Share of the Maximum Loan Amount shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to Lender as a condition precedent to such Loans, as applicable.

•  Notice of Default.

Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless Administrative Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. Administrative Agent will notify Lenders of its receipt of any such notice. Subject to Subsection 9.04(a), Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by any Lender; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

•  Credit Decisions.

Each Lender acknowledges that neither the Administrative Agent nor any of the Agent-Related Persons has made any representation or warranty to it, and that no act by Administrative Agent or any Agent-Related Person hereafter taken, including any review of the affairs of Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Agent-Related Person to any Lender. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent or any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon Administrative Agent or any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to Lenders by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers which may come into the possession of Administrative Agent or any of the Agent-Related Persons.

•  Indemnification.

Whether or not the transactions contemplated hereby are consummated, Lenders and any Affiliates of Lenders shall indemnify upon demand Administrative Agent and Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), pro rata according to each respective Lender’s Pro Rata Share, Administrative Agent and each Agent-Related Person from and against any and all Indemnified Liabilities INCLUDING SUCH INDEMNIFIED LIABILITIES AS MAY ARISE OR BE CAUSED BY THE NEGLIGENCE, SOLE, JOINT, CONCURRENT, COMPARATIVE OR OTHERWISE OF ADMINISTRATIVE AGENT OR SUCH AGENT-RELATED PERSONS; provided, however, that no Lender shall be liable for the payment to Administrative Agent or any Agent-Related Persons of any portion of such Indemnified Liabilities to the extent the same arise from (i) the gross negligence or willful misconduct of Administrative Agent or any Agent-Related Person or (ii) a claim or action asserted by Administrative Agent or one or more Agent-Related Persons. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section 9.07 shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

•  Administrative Agent in Individual Capacity.

Spindrift Partners, L.P. is Administrative Agent hereunder solely for administrative purposes and has no commitment, other than in its capacity as Lender hereunder, to lend to Borrowers under the terms of this Agreement. Notwithstanding the above, Administrative Agent, in its individual capacity, may from time to time engage in any kind of activity with Borrowers or any Affiliate thereof as though Administrative Agent were not Administrative Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Administrative Agent or its Affiliates may receive information regarding Borrowers (including information that may be subject to confidentiality obligations in favor of Borrowers) and acknowledge that Administrative Agent and the Agent-Related Persons shall be under no obligation to provide such information to them. With respect to its Loans, Administrative Agent, in its individual capacity as Lender, shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent.

•  Successor Administrative Agent.

Administrative Agent may resign as Administrative Agent upon thirty (30) days notice to Lenders. If Administrative Agent resigns under this Agreement, Lenders, with the consent of the Borrowers, shall appoint from among Lenders a successor administrative agent in the same capacity as the retiring Administrative Agent for Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of such retiring Administrative Agent, such retiring Administrative Agent may appoint, with the consent of the Borrowers and after consulting with Lenders, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.05 and 10.06 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent in the same capacity as the retiring Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent shall either withdraw its resignation or may appoint as a successor administrative agent a commercial bank organized under the laws of the United States of America or of any State thereof.

ARTICLE X.

MISCELLANEOUS

•  Amendments and Waivers.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by Administrative Agent, the Majority Lenders and the Loan Parties and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided however, that no such amendment waiver or consent shall:

(a)  postpone any date fixed by this Agreement or any other Loan Document for any payment of any part of the Obligations;

(b)  reduce the principal of, or the rate of interest specified herein on, the Loans, any fess or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(c)  change the pro rata sharing among Lenders as contemplated herein without the written consent of each Lender;

(d)  change any provision of this Section or the definition of Majority Lenders;

(e)  change Section 10.07 in a manner that would impose any additional restrictions on the ability of any Lender to assign or sell participations in any of its rights or obligations under this Agreement;

(f)  release any material Guarantor from its Guaranty without the written consent of each Lender; or

(g)  release all or substantially all of the Collateral without the written consent of each Lender.

•  Notices.

(a) Subject to the limitations set forth in Subsection 10.02(d) below, Borrowers are authorized to receive on behalf of all Loan Parties all notices from Administrative Agent or any Lender at the address, facsimile number and electronic mail address for Borrowers set out on Appendix I; and all notices to the Administrative Agent and any Lender shall be sent to Administrative Agent’s and such Lender’s address, facsimile number and electronic mail address set forth on Appendix I.

(b) All notices, requests, consents and other communications required or permitted hereunder or under any other Loan Document shall be in writing and mailed, faxed, delivered, or (subject to Subsection 10.02(d) below) transmitted by electronic mail, to the address, facsimile number, or electronic mail address specified for notices; or, as directed to Borrowers, Administrative Agent or Lenders to such other address as shall be designated by such Person in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to Borrowers, Administrative Agent and Lenders.

(c) All such notices, requests, consents and communications shall be deemed to be given or made, and shall be effective, upon the earlier to occur of (i) actual receipt by the intended recipient or (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient or an authorized representative of such recipient; (B) if delivered by mail, the third Business Day after the date on which such mail, postage prepaid was deposited in the U.S. mail; (C) if delivered by facsimile, when transmitted in legible form by facsimile machine; and (D) if delivered by electronic mail or via internet or intranet websites (which form of delivery is subject to the provisions of Subsection 10.02(d) below), when delivered; provided, however, that notices and other communications to Administrative Agent or any Lender shall not be effective until actually received by Administrative Agent or such Lender.

(d) Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties hereto, and shall not be recognized for any other purpose.

(e) Any agreement of Administrative Agent or any Lender herein to receive certain notices by telephone, electronic mail, or facsimile is solely for the convenience and at the request of the Loan Parties. Administrative Agent and Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by such Loan Party to give such notice and neither Administrative Agent nor Lenders shall have any liability to any Loan Party on account of any action taken or not taken by Administrative Agent or any Lender in reliance upon such telephonic or facsimile notice. The obligation of Borrowers to repay the Loans shall not be affected in any way or to any extent by any failure by Administrative Agent or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by Administrative Agent or such Lender of a confirmation which is at variance with the terms understood by Administrative Agent or such Lender to be contained in the telephonic or facsimile notice.

•  No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies and privileges herein provided are cumulative and not exclusive of any rights, remedies and privileges provided by law.

•  Survival of Representations and Warranties.

All representations and warranties made in this Agreement and in any other Loan Document or other documents delivered pursuant hereto or thereto in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of Closing, and shall continue in full force and effect as long as any Obligation shall remain unpaid or unsatisfied.

•  Indemnity.

Whether or not the transactions contemplated hereby are consummated, the Loan Parties, jointly and severally, shall indemnify and hold Administrative Agent, Lenders, and each of their Affiliates, officers, directors, employees, counsel, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including attorneys’ fees and expenses) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans) be imposed on, incurred by or asserted against any Indemnified Person in any way relating to or arising out of this Agreement and/or any document contemplated by or referred to herein (including any consents, amendments, waivers or other modifications to this Agreement and/or such other documents), or the transactions contemplated hereby, or any action taken or omitted by any Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), provided, that no Loan Party shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent same arise from the gross negligence, in whole or in part, including without limitations, those claims which result from the sole, joint, concurrent or comparative gross negligence or willful misconduct of such Indemnified Person as determined by a final judgment rendered by a court of competent jurisdiction, or that arise solely by reason of claims among Indemnified Persons. The agreements in this Section shall survive payment of all other Obligations.

•  Environmental Indemnification.

In addition to the indemnifications hereunder and under any other Loan Documents, the Loan Parties, jointly and severally, shall indemnify, protect and hold each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including, without limitation, all attorneys’ fees and legal expenses whether or not suit is brought) and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Indemnified Person, with respect to or as a direct or indirect result of the violation by any Loan Party of any Environmental Law; or with respect to or as a direct or indirect result of any Loan Party's use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence in connection with the Mortgaged Properties of a hazardous substance including, without limitation, (a) all damages of any such use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence, or (b) the costs of any reasonably required or necessary environmental investigation, monitoring, repair, cleanup or detoxification and the preparation and implementation of any closure, remedial or other plans (all the foregoing, collectively, the “Indemnified Environmental Liabilities”). Each Loan Party agrees to indemnify and hold each Indemnified Person harmless as provided in this Section 10.06, provided, that no Loan Party shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Environmental Liabilities to the extent same arise from the gross negligence, in whole or in part, including without limitations, those claims which result from the sole, joint, concurrent or comparative gross negligence or willful misconduct of such Indemnified Person as determined by a final judgment rendered by a court of competent jurisdiction. The provisions of and undertakings and indemnification set forth in this Section 10.06 shall survive (x) the satisfaction and payment of the Obligations and termination of this Agreement, and (y) the release of any Liens securing the Obligations or the extinguishment of such Liens by foreclosure or action in lieu thereof. It shall not be a defense to the indemnification obligations set forth in this Section 10.06 that the act, omission, event or circumstance did not constitute a violation of any Environmental Law at the time of its existence or occurrence.

•  Successors and Assigns

.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Majority Lenders. Any Lender may at any time assign or sell participations in all, or any ratable part of, the Loans and the other rights and obligations of such Lender hereunder to one or more of its Affiliates and/or to one or more Related Funds. No Lender may assign or sell participations in all, or any ratable part of, the Loans and the other rights and obligations of such Lender hereunder to any party other than its Affiliates or Related Funds without the written consent of Borrowers. Notwithstanding anything to the contrary contained herein, Lenders shall at all times be entitled to transfer and/or assign their respective Overriding Royalty Interests and their rights or obligations under their respective ORRI Conveyance, provided, however, that Lenders shall be responsible for any costs, expenses or fees attributable to any such transfer and/or assignment of their respective Overriding Royalty Interests and their rights or obligations under their respective ORRI Conveyance.

(b)  In the case of a sale of a participation as permitted by Section 10.07(a) to one or more Persons (each a “Participant”), the selling Lender remains a “Lender” under the Loan Documents, the Participant does not become a “Lender” under the Loan Documents, and the selling Lender’s obligations under the Loan Documents remain unchanged. The selling Lender remains solely responsible for the performance of its obligations and remains the holder of its share of the outstanding Loans for all purposes under the Loan Documents. Borrowers and Administrative Agent shall continue to deal solely and directly with the selling Lender in connection with that Lender’s rights and obligations under the Loan Documents, and each Lender must retain the sole right and responsibility to enforce due Obligations of Borrowers and/or any other Loan Party. Participants have no rights under the Loan Documents except certain voting rights as provided below. Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of Sections 2.09 and 2.10 with respect to all participations in its part of the Obligations outstanding from time to time so long as Borrowers are not obligated to pay any amount in excess of the amount that would be due to that Lender under Sections 2.09 and 2.10 calculated as though no participations have been made. No Lender may sell any participating interest under which the Participant has any rights to approve any amendment, modification, or waiver of any Loan Document except in respect of any such amendment, modification or waiver described in Section 10.01(a) or 10.01(b). To the extent permitted by law, each Participant shall also be entitled to the benefits of Section 3.04 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.

(c) Any assignment made by a Lender pursuant to Section 10.07(a) shall be evidenced by an assignment and assumption agreement in form and substance acceptable to Administrative Agent (which shall receive a copy thereof), and, except in the case of an assignment of the entire amount of the assignor Lender’s Loan at the time owing to it, the amount of the Loan so assigned shall not be less than $100,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, each Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed). The “effective date” in each such assignment and assumption agreement must (unless a shorter period is agreeable to Borrowers and Administrative Agent) be at least five (5) Business Days after it is executed and delivered by the assignor Lender and the assignee to Administrative Agent and Borrowers for acceptance. Once that assignment and assumption agreement is accepted by Administrative Agent and Borrowers, then, from and after the “effective date” stated in it (1) assignee automatically becomes a party to this Agreement and, to the extent provided in that assignment and assumption agreement, has the rights and obligations of a Lender under the Loan Documents, (2) the assignor Lender, to the extent provided in that assignment and assumption agreement, is released from its obligations under this Agreement and, in the case of an assignment and assumption agreement covering all of the remaining portion of the assignor Lender’s rights and obligations under the Loan Documents, that Lender ceases to be a party to the Loan Documents, (3) Borrowers shall execute and deliver to the assignor Lender and the assignee the appropriate Notes in accordance with this Agreement following the transfer, and upon delivery of such Notes, the assignor Lender shall return to Borrowers all Notes previously delivered to that Lender under this Agreement, and (4) Appendix I is automatically deemed to be amended to reflect the name, address, fax number, and Pro Rata Share of the assignee, and Administrative Agent shall prepare and circulate to Borrowers and Lenders an amended Appendix I reflecting those changes.

•  Interest.

(a) It is the intention of the parties hereto to comply with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes or in any of the other Loan Documents securing the payment hereof or otherwise relating hereto, in no event shall this Agreement, the Notes or such other Loan Documents require the payment or permit the payment, taking, reserving, receiving, collection, or charging of any sums constituting interest under applicable laws, if any, which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with the Loans evidenced by the Notes or in any of the Loans Documents securing the payment thereof or otherwise relating thereto, or in any communication by Administrative Agent, Lenders or any other person to a Borrower or any other person, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither Borrowers nor any other person or entity now or hereafter liable for the payment and performance of the Obligations shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Notes or, if the Notes have been or would be paid in full, refunded to Borrowers, and (iv) the provisions of this Agreement, the Notes and the other Loan Documents securing the payment hereof and otherwise relating hereto, and any communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Highest Lawful Rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of the interest contracted for, charged, taken, reserved, or received in connection with the Notes or this Agreement which are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Loans, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every document and communication relating to the Notes, the Loans or any other Loan Document.

(b) If the Contract Rate exceeds the Highest Lawful Rate, then the Contract Rate shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Contract Rate shall not reduce the interest rate thereon below the Highest Lawful Rate until the total amount of accrued interest equals the amount of interest that would have accrued if Contract Rate had always been in effect. If at the Termination Date the total interest paid or accrued is less than the interest that would have accrued if the Contract Rate had always been in effect, then, at that time and to the extent permitted by law, Borrowers shall pay an amount equal to the difference between: (i) the lesser of the amount of interest that would have accrued if the Contract Rates had always been in effect and the amount of interest that would have accrued if the Highest Lawful Rate had always been in effect; and (ii) the amount of interest actually paid or accrued on the Notes.

(c) To the extent that the interest rate laws of the State of Texas are applicable to the Loans, the applicable interest rate ceiling is the indicated (weekly) ceiling from time to time in effect under Texas Finance Code §303.001, as limited by Texas Finance Code §303.009, and to the extent that this Agreement is deemed an “open end account” as such term is defined in Texas Finance Code §301.002(a)(14), Lenders retain the right to modify the interest rate in accordance with applicable law.

•  Counterparts and Facsimile Signatures.

This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. The Loan Documents may be transmitted and/or signed by facsimile or “pdf”. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties; Administrative Agent and any Lender may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or “pdf” document or signature.

•  Severability

.

The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

•  Third Party Beneficiaries

.

This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Loan Parties, Administrative Agent and Lenders, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

•  USA Patriot Act Notice

.

Lenders hereby notify the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), they are required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow Lenders to identify the Loan Parties in accordance with the Act.

•  Governing Law

.

Except as expressly otherwise set forth in any Loan Document, this Agreement and the other Loan Documents shall be governed by, construed and interpreted in accordance with, the laws of the State of New York, except to the extent that federal laws of the United States of America apply.

•  Submission to Jurisdiction

.

With respect to any and all disputes arising hereunder, or under the Notes, the Security Documents, the other Loan Documents, or any of the other instruments and documents executed in connection herewith or therewith not settled, each Loan Party, Administrative Agent and Lenders hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the Notes and any document to which it is a party, or for recognition and enforcement of any judgment in respect of any thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court (except to the extent applicable rules of procedure provide venue lies exclusively in another jurisdiction), or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form and mail), postage prepaid, to it at its address specified in Appendix I hereof;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(e) agrees that service upon it or its authorized agent shall, to the fullest extent permitted by law, constitute valid and effective personal service upon it, as the case may be, and that the failure of any such authorized agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon; and

(f) waives, to the fullest extent permitted by applicable law, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this agreement or any document related hereto.

•  Waiver Of Jury Trial

.

Each Loan Party waives, to the fullest extent permitted by applicable law, its rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement, the Notes, the Security Documents, the other Loan Documents, or the transactions contemplated hereby or thereby, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or any Indemnified Person, or assignee thereof, whether with respect to contract claims, tort claims, or otherwise. Each Loan Party, to the fullest extent permitted by applicable law, agrees that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, to the fullest extent permitted by applicable law, each Loan Party further agrees that its respective right to a trial by jury is waived by operation of this Section as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Agreement or the other Loan Documents or any provision hereof or thereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement and the other Loan Documents.

•  Amendment and Restatement

.

The parties hereto agree that as of Closing: (a) the Obligations (as defined in this Agreement) represents, among other things, the restatement, renewal, amendment, extension, and modification of the “Obligations” (as defined in the Existing Credit Agreement); (b) this Agreement is intended to, and does hereby, restate, renew, extend, amend, modify, supersede, and replace the Existing Credit Agreement in its entirety; (c) the Notes executed pursuant to the Existing Credit Agreement remain in full force and effect to evidence the Obligations; (d) the Security Documents executed pursuant to the Existing Credit Agreement remain in full force and effect to secure the Obligations; (e) each Guaranty executed pursuant to the Existing Credit Agreement remains in full force and effect to guaranty the Obligations; and (f) the entering into and performance of their respective obligations under this Agreement (and any other Loan Document executed in connection herewith) and the transactions evidenced hereby (and thereby, as applicable) do not constitute a novation nor shall they be deemed to have terminated, extinguished, or discharged the “Obligations” under the Existing Credit Agreement or the other Existing Loan Documents (or the collateral security therefor), all of which “Obligations” and Collateral shall continue under and be governed by this Agreement and the other Loan Documents, except as provided otherwise herein.

•  Entire Agreement.

This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Loan Parties, Administrative Agent and Lenders and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

•  Obligations Several.

The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations of any other Lender. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights hereunder and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

•  Taxes - Allocation

The parties hereto acknowledge and agree that (1) the Loan and the Overriding Royalty Interests constitute an “investment unit” as set forth in Section 1273 of the Code; (2) as soon as practicable after the Closing the parties hereto shall reasonably cooperate in allocating the $25,000,000.00 loan amount between the Loan and the Overriding Royalty Interests in accordance with their relative fair market values as required by Section 1273 of the Code; and (3) they will be bound by this allocation for all tax purposes pursuant to Treasury Regulation § 1.1273-2(h).

•  General Release.

Borrowers hereby remise, release, acquit, satisfy and forever discharge Administrative Agent and Lenders, their respective agents, employees, officers, directors, attorneys and all others acting or purporting to act on behalf of or at the direction of Administrative Agent or Lenders, of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now have or can, shall or may at any time have against GasRock Capital LLC and which Borrowers, by reason of the assignment effected pursuant to the Assignment Agreement, would purport to make or claim against Administrative Agent or Lenders. Without limiting the generality of the foregoing, Borrowers waive and affirmatively agree not to allege or otherwise pursue against Administrative Agent or Lenders any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights such party does, shall or may have as of the date hereof, against GasRock Capital LLC, including, but not limited to, the rights to contest: (a) the right of Administrative Agent or Lenders to exercise their respective rights and remedies described in this Agreement or any Loan Document; (b) any provision of this Agreement or any Loan Document; (c) the Liens granted by the Loan Documents; or (d) any conduct of Administrative Agent or Lenders.

•  NO ORAL AGREEMENTS

.

THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Remainder of Page Intentionally Left Blank
Signature Pages Follow.

10246832.11 Credit Agreement - Westside Energy Production Company, LP
Westside Energy Operating Company, LP

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWERS:

WESTSIDE ENERGY PRODUCTION COMPANY, LP,
a Texas limited partnership

By: Westside Energy GP, L.L.C.,
a Texas limited liability company and its general partner

By:
Name:
Title:

WESTSIDE ENERGY OPERATING COMPANY, LP,
a Texas limited partnership

By: Westside Energy GP, L.L.C.,
a Texas limited liability company and its general partner

By:
Name:
Title:

PARENT:

WESTSIDE ENERGY CORPORATION,
a Nevada corporation

By:
Name:
Title:

Credit Agreement
Westside Energy Production Company, LP &  Westside Energy Operating Company, LP

Page of 3 Signature Pages

ADMINISTRATIVE AGENT:

SPINDRIFT PARTNERS, L.P.,
a Delaware limited partnership

By: Wellington Management Company, LLP,
as Investment Advisor

By:
Name: Steven M. Hoffman
Title: Vice President and Counsel

LENDERS:

SPINDRIFT PARTNERS, L.P.,
a Delaware limited partnership

By: Wellington Management Company, LLP,
as Investment Advisor

By:
Name: Steven M. Hoffman
Title: Vice President and Counsel

SPINDRIFT INVESTORS (BERMUDA) L.P.,
a Bermuda limited partnership

By: Wellington Management Company, LLP,
as Investment Advisor

By:
Name: Steven M. Hoffman
Title: Vice President and Counsel

PLACER CREEK PARTNERS, L.P.,
a Delaware limited partnership

By: Wellington Management Company, LLP,
as Investment Advisor

By:
Name: Steven M. Hoffman
Title: Vice President and Counsel

PLACER CREEK INVESTORS (<?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />BERMUDA) L.P.,<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />
a Bermuda limited partnership

By: Wellington Management Company, LLP,
as Investment Advisor

By:
Name: Steven M. Hoffman
Title: Vice President and Counsel

Credit Agreement
Westside Energy Production Company, LP &  Westside Energy Operating Company, LP

Page of 3 Signature Pages

APPENDIX I - SPECIFIC TERMS, FEES AND CONDITIONS

CREDIT AGREEMENT

dated as of March 23, 2007
between Spindrift Partners, L.P. (the “Administrative Agent”),
the Lenders party thereto,
Westside Energy Production Company, LP
and
Westside Energy Operating Company, LP (“Borrowers”)

This Appendix I is attached to and made a part of the Credit Agreement. All capitalized terms not otherwise defined in this Appendix I are defined in the Credit Agreement.

Administrative Agent:     Address for Notices:

Spindrift Partners, L.P.   Attn: Peter Ryan
Phone:  (617) 790-7535  C/o Wellington Management Company, LLP
Fax:  (617) 204-7535  75 State Street
Email:  seclaw@wellington.com  Boston, MA 02109

Payment Office:

Citibank NY
ABA#: 021000089
A/C Ref: Morgan Stanley, NY
Sub A/C Ref: FAO Spindrift Partners, LP
Sub A/C#: 038-02069    Cash A/C#: 388-90774

Lenders:      Address for Notices:

Spindrift Partners, L.P.   Attn: Peter Ryan
Phone:  (617) 790-7535  C/o Wellington Management Company, LLP
Fax:  (617) 204-7535  75 State Street
Email:  seclaw@wellington.com  Boston, MA 02109

Payment Office:

Citibank NY
ABA#: 021000089
A/C Ref: Morgan Stanley, NY
Sub A/C Ref: FAO Spindrift Partners, LP
Sub A/C#: 038-02069    Cash A/C#: 388-90774

Address for Notices:

Spindrift Investors (Bermuda) L.P.  Attn: Peter Ryan
Phone:  (617) 790-7535  C/o Wellington Management Company, LLP
Fax:  (617) 204-7535  75 State Street
Email:  seclaw@wellington.com  Boston, MA 02109

Payment Office:

Citibank NY
ABA#: 021000089
A/C Ref: Morgan Stanley, NY
Sub A/C Ref: FAO Spindrift Investors (Bermuda), LP
Sub A/C#: 038-03055    Cash A/C#: 388-90774

Address for Notices:

Placer Creek Partners, L.P.   Attn: Peter Ryan
Phone:  (617) 790-7535  C/o Wellington Management Company, LLP
Fax:  (617) 204-7535  75 State Street
Email:  seclaw@wellington.com  Boston, MA 02109

Payment Office:

Chase Manhattan Bank, NY
ABA#: 021000021
A/C Ref: f/a/o Goldman Sachs & Co., NY
Security A/C#: 002-36440-4
Cash A/C#: 930-1-011483

Address for Notices:

Placer Creek Investors (Bermuda) L.P.   Attn: Peter Ryan
Phone:  (617) 790-7535  C/o Wellington Management Company, LLP
Fax:  (617) 204-7535  75 State Street
Email:  seclaw@wellington.com  Boston, MA 02109

Payment Office:

Chase Manhattan Bank, NY
ABA#: 021000021
A/C Ref: f/a/o Goldman Sachs & Co., NY
Security A/C#: 002-36439-6
Cash A/C#: 930-1-011483

Borrowers:       Principal Address:

Westside Energy Production Company, LP  Attn: Douglas G. Manner
Phone:  (214) 522-8990  3131 Turtle Creek Blvd., Suite 1300
Fax:  (469) 916-1401  Dallas, TX 75219
Email:  dmanner@westsideenergy.com

Westside Energy Operating Company, LP  Attn: Douglas G. Manner
Phone:  (214) 522-8990  3131 Turtle Creek Blvd., Suite 1300
Fax:  (469) 916-1401  Dallas, TX 75219
Email:  dmanner@westsideenergy.com

Parent:

Westside Energy Corporation  Attn: Douglas G. Manner
Phone:  (214) 522-8990  3131 Turtle Creek Blvd., Suite 1300
Fax:  (469) 916-1401  Dallas, TX 75219
Email:  dmanner@westsideenergy.com

Current Directors of Parent:

Jimmy D. Wright
Douglas G. Manner
Keith D. Spickelmier
Craig S. Glick
Herbert C. Williamson, III
John T. Raymond

1. LOAN TERMS

A. Lenders and Pro Rata Share:

(i) Spindrift Partners, L.P.  37%

(ii) Spindrift Investors (Bermuda) L.P.   43.8%

(iii) Placer Creek Partners, L.P.  9.5%

(iv) Placer Creek Investors (Bermuda) L.P.  9.7%

Total:   100%

B. Maximum Loan Amount - (Section 1.01):  $25,000,000.00

C. Stated Maturity Date - (Section 1.01):   March 23, 2009

D. Pricing - (Section 2.04)

(i) Contract Rate:  10%

(ii) Default Rate:  12%

E.	Conversion - (Section 2.05)

(i) Conversion Price:

The greater of the following: (a) $3.00 per share; or (b) the average closing price of the Common Stock for the ten (10) trading days ending one (1) day prior to the applicable Payment Date

F.	Fees and Overriding Royalty Interests - (Section 2.06)

Lender ORRI %:   3% of 8/8ths, proportionately reduced to Borrowers’ working interest

G. Estimated transaction costs and expenses - (Section 10.05)  $291,493,54

H. Use of Proceeds - (Section 6.13)

Borrowers shall use the proceeds of the Loans (i) to finance development activities; and (ii) for general corporate purposes.

2. ADDITIONAL CLOSING CONDITIONS (Subsection 4.01(e)):

A. Evidence satisfactory to Administrative Agent that all existing Indebtedness owed to GasRock Capital LLC under the Existing Credit Agreement and certain Liens securing the same have been duly assigned and transferred to Administrative Agent and Lenders.

B.  Evidence satisfactory to Administrative Agent that all consents, licenses and approvals of any Governmental Authority or any other Person required in connection with the execution, delivery and performance by each Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party have been obtained and are in full force and effect.

C. A certificate of a Responsible Officer of each Loan Party certifying that, as of the Closing, (a) all representations and warranties of the Loan Parties in the Loan Documents are true and correct, (b) no Default or Event of Default exists or would result from the consummation of the transactions contemplated by the Loan Documents, (c) no Material Adverse Effect has occurred since the last day of the period covered by the Parent’s last filed Form 10Q and (d) no material non-public information with respect to the Parent or its securities or the other Loan Parties has been disclosed to Administrative Agent or Lenders in connection with the transactions closing on the date of Closing.

D.  Administrative Agent shall be satisfied with the amount, types and terms and conditions of all insurance maintained by the Loan Parties, and Lenders shall have received endorsements naming Administrative Agent, on behalf of Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies to be maintained with respect to the properties of the Loan Parties forming part of the Collateral.

E. Receipt by Administrative Agent of reports and other information in form, scope and substance reasonably satisfactory to Administrative Agent, regarding environmental matters relating to the North Properties and the Oil and Gas Properties.

F.  Receipt by Administrative Agent of such UCC search reports as Administrative Agent shall require, prepared as of a date satisfactory to Administrative Agent, conducted in such jurisdictions and reflecting such names as Administrative Agent shall request.

G. The transactions contemplated by this Agreement and the other Loan Documents shall be permitted under all Requirements of Law.

H. No litigation, arbitration or similar proceeding shall be pending which calls into question the validity or enforceability of this Agreement and/or the other Loan Documents.

I. Administrative Agent and Lenders shall have completed satisfactory due diligence review of the assets, liabilities, business, operations and condition (financial or otherwise) of Parent and its Subsidiaries.

J. Receipt by Administrative Agent of any such title materials (including, without limitation, title opinions), satisfactory to Administrative Agent, as Administrative Agent may require in relation to the Oil and Gas Properties, the North Properties and the Hydrocarbon Interests.

K. Receipt by Administrative Agent of any other such assurances, certificates, documents, consents or opinions as Administrative Agent or the Majority Lenders reasonably require.

L. Receipt by Administrative Agent of Letters in Lieu of Transfer Orders, duly executed in blank by Westside Production, in a number and a form and substance satisfactory to Administrative Agent.

2. POST CLOSING CONDITIONS

[None]

  Appendix I -- Credit Agreement
Westside Energy Production Company, LP & Westside Energy Operating Company, LP
Page

APPENDIX II - COLLATERAL PROPERTIES

CREDIT AGREEMENT

dated as of March 23, 2007
between Spindrift Partners, L.P. (the “Administrative Agent”),
the Lenders party thereto,
Westside Energy Production Company, LP
and
Westside Energy Operating Company, LP (“Borrowers”)

This Appendix II is attached to and made a part of the Credit Agreement. All capitalized terms not otherwise defined in this Appendix II are defined in the Credit Agreement.

COUNTY	LESSOR	LESSEE	DATE	VOLUME	PAGE

Brown	Cason, Virginia	River Oil & Gas, LLC	3/21/2005	1575	456
Comanche	Cason, Virginia	River Oil & Gas, LLC	3/21/05	858	44
Comanche	Chapman, James and Donna	River Oil & Gas, LLC	3/3/05	857	319
Comanche	Chapman, Margaret Modet	River Oil & Gas, LLC	3/10/05	857	323
Comanche	Cox, James	River Oil & Gas, LLC	3/19/05	859	340
Comanche	Davis, Fred S. and Betty June	River Oil & Gas, LLC	3/11/05	857	228
Comanche	Eilers, Melvin	River Oil & Gas, LLC	3/4/05	859	344
Comanche	Graham, Roy and Judy	River Oil & Gas, LLC	3/22/05	858	344
Comanche	Hall, Danny	River Oil & Gas, LLC	3/10/05	856	452
Comanche	Hart, W. Joseph	River Oil & Gas, LLC	3/31/05	858	351
Comanche	Holmsley, W.L. (Bill)	River Oil & Gas, LLC	3/11/05	857	220
Comanche	Hurt, Robert and Pamela	River Oil & Gas, LLC	3/15/05	857	232
Comanche	Hyatt	River Oil & Gas, LLC	3/27/05	858	356
Comanche	Pax, Gina and Sonya	River Oil & Gas, LLC	3/31/05	858	360
Comanche	Reed, Billie and Grady	River Oil & Gas, LLC	3/27/05	859	459
Comanche	Shelton, H. Lynn	River Oil & Gas, LLC	3/12/05	859	59
Comanche	Shelton, Marlene	River Oil & Gas, LLC	3/12/05	859	54
Comanche	Shelton, Tammy L.	River Oil & Gas, LLC	3/12/05	859	64
Comanche	Swindle, Jim	River Oil & Gas, LLC	3/8/05	858	740
Comanche	Womack, Jack T.	River Oil & Gas, LLC	3/29/05	858	348
Coryell	Barron, James G.	River Oil & Gas, LLC	2/10/2005	185	181
Coryell	Locke, Milburn and Jerry	River Oil & Gas, LLC	3/8/2005	180	882
Coryell	Locke, Milburn and Jerry	River Oil & Gas, LLC	3/11/2005	180	881
Ellis	Bing, Mary	Westside Energy Corporation	7/8/2004	2054	716
Ellis	Botello, Tomas	Westside Energy Corporation	12/11/2004	2103	1071
Ellis	Bridges, Bobby and Stephanie	Westside Energy Corporation	7/7/2005	2149	2465
Ellis	Brigma, Fred	Westside Energy Corporation	7/19/2004	2054	455
Ellis	Cockerham, Bruce	Westside Energy Corporation	8/18/2004	2065	232
Ellis	Cockerham, E.A.	Westside Energy Corporation	8/18/2004	2209	2360
Ellis	Cockerham, Herman	Westside Energy Corporation	8/18/2004	2065	218
Ellis	Cockerham, J.T.	Westside Energy Corporation	8/18/2004	2065	222
Ellis	Coffey, Barbara	Westside Energy Corporation	7/13/2004	2061	1169
Ellis	Crow, David	Westside Energy Corporation	8/27/2004	2065	2019
Ellis	Crow, Thomas	Westside Energy Corporation	8/27/2004	2065	2014
Ellis	Crow, Thomas & Beverly	Westside Energy Corporation	2/3/2004	2021	2172
Ellis	Daniel, Ronnie	Westside Energy Corporation	7/23/2004	2057	1925
Ellis	Eubank, David	Westside Energy Corporation	7/14/2004	2054	708
Ellis	Eubank, James	Westside Energy Corporation	7/14/2004	2064	593
Ellis	Eubank, Obie	Westside Energy Corporation	7/8/2004	2054	712
Ellis	Goble, Onah June	Westside Energy Corporation	7/27/2004	2061	1173
Ellis	Goble, Onah/Black, Ann	Westside Energy Corporation	7/26/2004	2061	1178
Ellis	Grantham, David	Westside Energy Corporation	8/18/2004	2065	2024
Ellis	Hidlebaugh, Jerry	Westside Energy Corporation	7/1/2004	2065	212
Ellis	Irvin, Allie & Opal	Westside Energy Corporation	2/16/2006	2201	722
Ellis	Irvin, Maureen	Westside Energy Corporation	7/20/2004	2054	2485
Ellis	McClure, David	Westside Energy Corporation	8/18/2004	2068	784
Ellis	Reynolds Trust	Westside Energy Corporation	7/8/2005	2149	2460
Ellis	Reynolds, Phillip	Westside Energy Corporation	7/8/2005	2149	2455
Ellis	Shelton, Thomas	Westside Energy Corporation	2/3/2004	2030	2033
Ellis	Southall, Janice	Westside Energy Corporation	6/28/2005	2140	2144
Ellis	Stiles, HM	Westside Energy Corporation	7/7/2004	2068	829
Ellis	Stiles, WF	Westside Energy Corporation	7/7/2004	2068	833
Ellis	Stiles, WF & HM	Westside Energy Corporation	7/7/2004	2068	825
Ellis	Swindell, Jim	Westside Energy Corporation	4/23/2004	2030	2028
Ellis	Ward, David (et al)	Westside Energy Corporation	8/18/2004	2065	213
Ellis	Wilemon, Jane & Dave	Westside Energy Corporation	8/6/2005	2149	2450
Ellis	Wilson Et AL	Westside Energy Corporation	8/16/2005	2155	30
Ellis	Wilson, Billy J	Westside Energy Corporation	8/16/2005	2057	1934
Ellis	Wilson, Billy J	Westside Energy Corporation	8/24/2004	2065	227
Ellis	Wilson, Joe C	Westside Energy Corporation	7/1/2005	2140	2154
Ellis	Wilson, B J	Westside Energy Corporation	7/3/2004	2057	1934
Ellis	Wilson, E B	Westside Energy Corporation	7/13/2004	2057	1916
Hamilton	Anglin, Larry	River Oil & Gas LLC	1/14/2005	381	763
Hamilton	Barron, James G.	River Oil & Gas LLC	2/10/2005	388	184
Hamilton	Bishop, Dennis & Laurie	River Oil & Gas LLC	9/17/2004	377	153
Hamilton	Bruce, Stephanie	River Oil & Gas LLC	10/10/2004	379	898
Hamilton	Caldwell 2J Ranch LTD	River Oil & Gas LLC	1/8/2005	381	321
Hamilton	Chapman, George	River Oil & Gas LLC	2/8/2005	382	190
Hamilton	Davidson, Jack	River Oil & Gas LLC	9/29/2004	378	877
Hamilton	Day, Billie	River Oil & Gas LLC	3/24/2005	385	401
Hamilton	Eilers, Melvin	River Oil & Gas LLC	3/4/2005	383	610
Hamilton	Eilers, William	River Oil & Gas LLC	3/4/2005	383	509
Hamilton	Ervin, James	River Oil & Gas LLC	9/22/2004	379	902
Hamilton	Falkenstein, Janice	River Oil & Gas LLC	12/17/2004	380	780
Hamilton	Gault, Cheryl	River Oil & Gas LLC	4/28/2005	387	653
Hamilton	Glover, George	River Oil & Gas LLC	1/27/2005	382	186
Hamilton	Harper, Karry	River Oil & Gas LLC	3/23/2005	387	653
Hamilton	Headley, Jim	River Oil & Gas LLC	3/8/2005	383	521
Hamilton	Henderson, William L	River Oil & Gas LLC	11/11/2004	379	894
Hamilton	Henderson, W.L.	River Oil & Gas LLC	11/24/2004	379	890
Hamilton	Hopper, Craig and Melinda	River Oil & Gas LLC	3/10/2005	384	268
Hamilton	Hopper, W.J.	River Oil & Gas LLC	3/10/2005	384	273
Hamilton	Hunt, Robert Earl	River Oil & Gas LLC	4/7/2005	384	658
Hamilton	Hutto,Leonard	River Oil & Gas LLC	2/10/2005	383	614
Hamilton	Ising, Paul Carl	River Oil & Gas LLC	1/27/2005	381	814
Hamilton	Kennedy, Donald	River Oil & Gas LLC	3/5/2005	385	517
Hamilton	Kohler Family Trust	River Oil & Gas LLC	5/4/2005	385	711
Hamilton	Laird, Patricia	River Oil & Gas LLC	2/11/2005	382	831
Hamilton	Lingle, JC Jr.	River Oil & Gas LLC	2/8/2005	382	115
Hamilton	Massingill, Mildred	River Oil & Gas LLC	2/7/2005	382	119
Hamilton	Mayfield, Elsie	River Oil & Gas LLC	1/31/2005	382	123
Hamilton	Oglesby, Joe Vern & James	River Oil & Gas LLC	2/15/2005	384	278
Hamilton	Petree, E, etal	River Oil & Gas LLC	10/26/2004	380	600
Hamilton	Pietzsch, J	Westside Energy Corporation	9/1/2004	376	818
Hamilton	Ragsdale, Garland	River Oil & Gas LLC	10/25/2004	379	906
Hamilton	Ragsdale, Etals	River Oil & Gas LLC	11/5/2004	378	881
Hamilton	Ray, Lewis	Westside Energy Corporation	9/15/2004	392	805
Hamilton	Swindle, Jim	River Oil & Gas LLC	3/8/2005	386	713
Hamilton	Tinsley, Kenny	Westside Energy Corporation	8/24/2004	377	157
Hamilton	Weiner Farmont	River Oil & Gas LLC	3/30/2005	386	167
Hamilton	Wilson, Mrs. Alton (Lurine)	River Oil & Gas LLC	1/14/2005	381	767
Hamilton	Wilson, Judy	River Oil & Gas LLC	12/29/2004	381	759
Hamilton	Wolf Trust	River Oil & Gas LLC	5/5/2005	386	174
Hill	Allen, Richard L. & Sandra L.	Associated Resources, Inc.	4/18/2006	1421	103
Hill	Amos, Rita	River Oil & Gas LLC	2/25/2005	1337	784
Hill	Bailey, George Jr. (et al)	Associated Resources, Inc.	1/24/2006	1415	19
Hill	Bailey, George, Jr.	Associated Resources, Inc.	1/24/2006	1415	16
Hill	Ball, Alice, etal	Westside Energy Corporation	8/6/2004	1302	571
Hill	Ball, Randell	Westside Energy Corporation	8/6/2004	1302	575
Hill	Bayless	Westside Energy Corporation	10/11/2004	1317	649
Hill	Bearden H	Westside Energy Corporation	8/6/2004	1304	325
Hill	Bearden, H & Robert	Westside Energy Corporation	8/6/2004	1302	563
Hill	Bearden, H, etal	Westside Energy Corporation	8/6/2004	1302	567
Hill	Blasor, June Gordon	Westside Energy Corporation	3/3/2004	1278	597
Hill	Bond, Bill & Ramsey, Susan	Associated Resources, Inc.	2/4/2006	1419	159
Hill	Bowman, D, etux	Westside Energy Corporation	8/18/2004	1302	599
Hill	Brent, Cindy	River Oil & Gas LLC	3/1/2005	1337	792
Hill	Bridges, Helen	Westside Energy Corporation	8/18/2004	1302	607
Hill	Brooks, Doris M.	Associated Resources, Inc.	9/24/2005	1421	43
Hill	Brown, Lucretia, etal	Westside Energy Corporation	5/18/2004	1287	297
Hill	Burris, Tommy Joe & Loretta Faye	Associated Resources, Inc.	9/17/2005	1415	40
Hill	Campbell, Raymond III & Sarah C.	Associated Resources, Inc.	8/31/2005	1419	168
Hill	Carter, Karl	Associated Resources, Inc.	2/22/2006	1422	37
Hill	Carter, Karl	Associated Resources, Inc.	2/22/2006	1422	35
Hill	Christian, LaVerne	Associated Resources, Inc.	3/9/2006	1419	162
Hill	Cockerham, E.A.	Westside Energy Corporation	8/18/2004	1302	595
Hill	Cockerham, Herman	Westside Energy Corporation	8/18/2004	1306	246
Hill	Cockerham, Herman	Westside Energy Corporation	8/24/2005	1373	250
Hill	Cockerham, J.T.	Westside Energy Corporation	8/18/2004	1306	236
Hill	Cockerham, K.G.	Westside Energy Corporation	9/2/2005	1371	569
Hill	Cole, Deborah Ann	Associated Resources, Inc.	11/20/2005	1415	49
Hill	Cole, Elizabeth A. Living Trust	Associated Resources, Inc.	11/20/2005	1415	47
Hill	Cole, Glenn Ray & Kelly	Associated Resources, Inc.	11/20/2005	1421	159
Hill	Cornerston Land, Ltd.	Associated Resources, Inc.	9/27/2005	1415	581
Hill	Cottingame, Florence	Westside Energy Corporation	2/23/2004	1278	602
Hill	Crawford, Bobby	River Oil & Gas LLC	2/25/2005	1333	671
Hill	Cunningham, Joe Richard & Mary Ann	Associated Resources, Inc.	9/16/2005	1415	579
Hill	Dido Trust No. 1	Associated Resources, Inc.	9/1/2005	1415	51
Hill	Duncan, Talmage A. & Lynda J.	Associated Resources, Inc.	8/17/2005	1420	848
Hill	Edwards, Betty Carroll Wills	Associated Resources, Inc.	11/13/2005	1422	16
Hill	Elliott, Gloria	Associated Resources, Inc.	2/18/2006	1420	846
Hill	Erickson, J. Bernard, etal	Westside Energy Corporation	3/16/2004	1278	566
Hill	Everett, Dianna	Associated Resources, Inc.	3/10/2006	1422	14
Hill	Everett, Jeannine	Associated Resources, Inc.	3/9/2006	1419	164
Hill	Ferguson, Ann Hollace	Associated Resources, Inc.	10/23/2005	1415	37
Hill	Galiga, P T, Est	Westside Energy Corporation	7/12/2004	1293	761
Hill	Gordon, Eric	Westside Energy Corporation	6/14/2004	1287	126
Hill	Gray, R B, Est	Westside Energy Corporation	8/18/2004	1302	591
Hill	Green, Jim	Westside Energy Corporation	3/12/2004	1278	591
Hill	Greenhill, James Donald	Associated Resources, Inc.	9/16/2005	1415	599
Hill	Greenhill, Travis Wayne	Associated Resources, Inc.	9/16/2005	1415	575
Hill	Greenhill, William David	Associated Resources, Inc.	9/16/2005	1415	573
Hill	Gregory, J.C. & Wilma	Associated Resources, Inc.	9/28/2005	1421	34
Hill	Hagan, Guy D. & Phyliss W.	Associated Resources, Inc.	4/20/2006	1421	112
Hill	Harris, Stephanie	Westside Energy Corporation	8/18/2004	1313	568
Hill	Hoelscher, Alan	Associated Resources, Inc.	2/27/2006	1422	26
Hill	Hoelscher, Albert, Jr.	Associated Resources, Inc.	2/23/2006	1420	850
Hill	Hoelscher, Phillip	Associated Resources, Inc.	3/1/2006	1419	186
Hill	Huegrich, James	Westside Energy Corporation	3/30/2004	1278	571
Hill	Hulen, Cathy	River Oil & Gas LLC	2/25/2005	1337	788
Hill	Johnson, Bryan	Westside Energy Corporation	3/6/2004	1278	561
Hill	Johnson, James	Westside Energy Corporation	3/31/2004	1278	576
Hill	Johnston, Marty	River Oil & Gas LLC	2/23/2005	1334	474
Hill	Jones, Gus G. Jr.	Associated Resources, Inc.	9/15/2005	1424	351
Hill	Jones, Gus G. Sr. & Gwendolyn	Associated Resources, Inc.	9/15/2005	1424	329
Hill	Jones, Gwendolyn E.	Associated Resources, Inc.	9/15/2005	1424	340
Hill	Key, Michael, etux	Westside Energy Corporation	6/29/2004	1293	582
Hill	Kimmel, James C. & Sue N.	Associated Resources, Inc.	9/28/2005	1421	63
Hill	Knott, W	Westside Energy Corporation	8/18/2004	1302	587
Hill	Lambert, Tony D.	Associated Resources, Inc.	4/24/2006	1419	166
Hill	Langford, Edward	Westside Energy Corporation	3/25/2004	1278	586
Hill	Lee, Samantha	Associated Resources, Inc.	2/18/2006	1415	35
Hill	Martin, Elizabeth	Associated Resources, Inc.	4/24/2006	1421	82
Hill	Martin, William B. (Trust)	Associated Resources, Inc.	9/14/2005	1421	6
Hill	McClure, David	Westside Energy Corporation	8/18/2004	1302	583
Hill	McCullars, James Roderic & R. Deene	Associated Resources, Inc.	9/16/2005	1415	577
Hill	Miller, Jana K. (Kubitza)	Westside Energy Corporation	10/15/2004	1318	447
Hill	Montgomery Petroleum, Inc.	Associated Resources, Inc.	3/6/2006	1421	1
Hill	Nelis, Gary L. & Karen J.	Associated Resources, Inc.	9/18/2005	1424	317
Hill	Ott, Reba Nell	Associated Resources, Inc.	3/6/2006	1420	844
Hill	Parvin, Judy (sulivan)	Westside Energy Corporation	2/23/2005	1333	666
Hill	Petty, Wynelle	River Oil & Gas LLC	2/23/2005	1333	670
Hill	Pharris, Miriam	Westside Energy Corporation	3/22/2004	1278	609
Hill	Primula Inv, Ltd	Westside Energy Corporation	1/17/2005	1355	720
Hill	Primula Inv, Ltd	Westside Energy Corporation	7/8/2005	1385	414
Hill	Ramsaur, Carol	Associated Resources, Inc.	9/29/2005	1415	601
Hill	Reece, Ruth	Westside Energy Corporation	6/23/2004	1291	748
Hill	Richardson, Ronnie E. & Bobbie S.	Associated Resources, Inc.	4/12/2006	1421	150
Hill	Seedorf, Arthur & Edna	Associated Resources, Inc.	9/30/2005	1421	22
Hill	Sellars, Dean Turner	Associated Resources, Inc.	3/27/2006	1424	302
Hill	Sellars, John Patrick	Associated Resources, Inc.	2/9/2006	1421	72
Hill	Sellars, William A., Jr.	Associated Resources, Inc.	2/24/2006	1421	92
Hill	Shephard, Victoria	Westside Energy Corporation	4/29/2004	1341	803
Hill	Showers, James A. & Smith, Stephen N.	Associated Resources, Inc.	9/14/2005	1421	9
Hill	Siddons, Julia, etal	Westside Energy Corporation	4/29/2004	1284	511
Hill	Slowiak, Lenard	Westside Energy Corporation	5/4/2004	1285	528
Hill	Smith, Jodi S.	Associated Resources, Inc.	2/9/2006	1424	304
Hill	Snider, Roger	Westside Energy Corporation	6/29/2004	1294	206
Hill	Spriggs, William A.	Associated Resources, Inc.	9/24/2005	1421	53
Hill	Sumner, Charles	Associated Resources, Inc.	1/23/2006	1421	140
Hill	Tharpe, Louie G. & Annie C.	Associated Resources, Inc.	9/20/2005	1415	38
Hill	Tyra, Michael W.	Associated Resources, Inc.	4/24/2006	1421	121
Hill	Underwood, Wanda	Associated Resources, Inc.	2/18/2006	1415	33
Hill	Wakefield, Claude	Westside Energy Corporation	8/18/2004	1302	603
Hill	Walker, Brian	Associated Resources, Inc.	5/9/2006	1424	306
Hill	Walker, Tommy & Anne	Associated Resources, Inc.	5/9/2006	1422	41
Hill	Ward, Donald (et al)	Westside Energy Corporation	8/18/2004	1306	241
Hill	Watson, William L.	Associated Resources, Inc.	8/30/2005	1115	30
Hill	Webb, Sydney P.	Associated Resources, Inc.	3/27/2006	1420	842
Hill	Williford, Tony	Westside Energy Corporation	4/6/2004	1278	581
Hill	Wilson, Joe	Westside Energy Corporation	8/18/2004	1302	579
Hill	Wood, Kim & Brice	Westside Energy Corporation	9/30/2005	1385	1407
Hill	Wood, Sandra Lynn	Associated Resources, Inc.	2/28/2006	1415	28
Lampasas	Clary, Harold	River Oil & Gas, LLC	2/1/2005	408	58
Lampasas	Day, Billie	River Oil & Gas, LLC	3/24/2005	409	504
Lampasas	Kennedy, Donald	River Oil & Gas, LLC	3/5/2005	408	139
Lampasas	Lee, Alvis P.	River Oil & Gas, LLC	4/18/2005	409	131
Mills	Bufe, Marla	River Oil & Gas, LLC	3/10/2005	269	874
Mills	Casbeer, Lula	River Oil & Gas, LLC	3/23/2005	269	902
Mills	Circle T Trust	River Oil & Gas, LLC	3/17/2005	269	870
Mills	Clary, Frances D.	River Oil & Gas, LLC	3/22/2005	269	886
Mills	Conner, Ruby	River Oil & Gas, LLC	4/27/2005	271	549
Mills	Cox, EJ	River Oil & Gas, LLC	3/19/2005	270	214
Mills	Cox, James	River Oil & Gas, LLC	3/19/2005	270	222
Mills	Cox, James Daniel	River Oil & Gas, LLC	3/19/2005	274	966
Mills	Day, Billie	River Oil & Gas, LLC	3/24/2005	270	441
Mills	Duncan, Dale	River Oil & Gas, LLC	3/22/2005	270	137
Mills	Daniel, B.F.	River Oil & Gas, LLC	3/27/2005	270	717
Mills	Daniel, F.B.	River Oil & Gas, LLC	5/9/2005	271	149
Mills	Demoss, Donald	River Oil & Gas, LLC	3/19/2005	270	445
Mills	Eilers, Melvin	River Oil & Gas, LLC	3/4/2005	270	424
Mills	Elliot, Dorothy	River Oil & Gas, LLC	3/19/2005	269	898
Mills	Ellsworth, Barbara	River Oil & Gas, LLC	3/31/2005	270	459
Mills	Ellsworth, Barbara and John	River Oil & Gas, LLC	3/31/2005	270	449
Mills	Ethridge, James	River Oil & Gas, LLC	3/22/2005	271	50
Mills	Gault, Cheryl	River Oil & Gas, LLC	4/28/2005	271	371
Mills	Gibbard, William P.	River Oil & Gas, LLC	5/10/2005	271	54
Mills	Goulart, Dixie	River Oil & Gas, LLC	4/28/2005	271	29
Mills	Grelle, C.W.	River Oil & Gas, LLC	3/4/2005	269	583
Mills	Guill, Darla and William	River Oil & Gas, LLC	4/28/2005	271	40
Mills	Hamilton, Jack	River Oil & Gas, LLC	3/24/2005	270	988
Mills	Harper Family Trust	River Oil & Gas, LLC	3/23/2005	269	894
Mills	Harper, Karry	River Oil & Gas, LLC	3/23/2005	269	890
Mills	Harris, Mary Ann Priddy	River Oil & Gas, LLC	3/8/2005	269	858
Mills	Hopper, Craig and Melinda	River Oil & Gas, LLC	3/10/2005	269	878
Mills	Hopper, W.J.	River Oil & Gas, LLC	3/10/2005	269	882
Mills	Hoyer Family Living Trust	River Oil & Gas, LLC	3/29/2005	270	967
Mills	Hoyer, Thomas and Marjorie	River Oil & Gas LLC	3/23/2005	270	975
Mills	Hunt, J.D.	River Oil & Gas LLC	4/21/2005	270	721
Mills	Hunt, Michael	River Oil & Gas LLC	4/19/2005	271	45
Mills	Lee, Alvis P.	River Oil & Gas, LLC	4/18/2005	270	708
Mills	Mann, John	River Oil & Gas LLC	3/15/2005	270	713
Mills	McCasland, Virgina	River Oil & Gas LLC	4/5/2005	270	979
Mills	Meier, Milton	River Oil & Gas LLC	3/22/2005	270	133
Mills	Miles, Barry	River Oil & Gas LLC	3/24/2005	270	399
Mills	Miles, Charles	River Oil & Gas LLC	3/24/2005	270	403
Mills	Miles, Charles & Barry	River Oil & Gas LLC	3/24/2005	270	407
Mills	Miles, Ruby	River Oil & Gas LLC	3/24/2005	270	411
Mills	Norwood, E.E.	River Oil & Gas LLC	4/5/2005	270	395
Mills	Owens, Gail & Davis	River Oil & Gas LLC	4/14/2005	270	454
Mills	Owens, Lee	River Oil & Gas LLC	4/14/2005	270	419
Mills	Partin, J.C.	River Oil & Gas LLC	3/27/2005	270	218
Mills	Pax, Melvin	River Oil & Gas LLC	3/29/2005	270	428
Mills	Priddy, Jerry	River Oil & Gas LLC	3/8/2005	269	866
Mills	Roberts, George and Carolyn	River Oil & Gas LLC	3/11/2005	269	862
Mills	Schwartz, Paul	River Oil & Gas LLC	3/22/2005	270	415
Mills	Seilheimer, Dawn	River Oil & Gas LLC	3/4/2005	269	587
Mills	Seilheimer, Dawn	River Oil & Gas LLC	3/4/2005	269	600
Mills	Seilheimer, Dawn	River Oil & Gas LLC	3/4/2005	269	592
Mills	Seilheimer, Oliver	River Oil & Gas LLC	3/4/2005	269	596
Mills	Shelton, H. Lynn	River Oil & Gas, LLC	3/12/2005	270	151
Mills	Shelton, Marlene	River Oil & Gas, LLC	3/12/2005	270	142
Mills	Shelton, Tammy L.	River Oil & Gas, LLC	3/12/2005	270	147
Mills	Soules, Bobbie Jeane	River Oil & Gas LLC	3/24/2005	269	910
Mills	Stahnke, Clyde	River Oil & Gas LLC	5/10/2005	271	154
Mills	Stahnke, Robert	River Oil & Gas LLC	4/19/2005	270	983
Mills	Stanley, Nina Ernestine	River Oil & Gas LLC	4/7/2005	270	432
Mills	Usrey,R W	River Oil & Gas LLC	3/5/2005	269	604
Mills	Wadkins, Terry	River Oil & Gas LLC	4/27/2005	271	35

  Appendix II -- Credit Agreement
Westside Energy Production Company, LP & Westside Energy Operating Company, LP
Page

APPENDIX III - NORTH PROPERTIES

CREDIT AGREEMENT

dated as of March 23, 2007
between Spindrift Partners, L.P. (the “Administrative Agent”),
the Lenders party thereto,
Westside Energy Production Company, LP
and
Westside Energy Operating Company, LP (“Borrowers”)

This Appendix III is attached to and made a part of the Credit Agreement. All capitalized terms not otherwise defined in this Appendix III are defined in the Credit Agreement.

COUNTY	LESSOR	LESSEE	DATE	VOLUME	PAGE

Cooke	Block, Richard and Susan	Zebra Investments, Inc.	7/12/2005	1391	457
Cooke	Christian, Fred (Executor)	Kelly K. Buster	6/17/2005	1381	567
Cooke	Elam, Lois M.	Kelly K. Buster	4/25/2005	1372	691
Cooke	Gribble, Jay (et ux)	Vicars Oil & Gas, LLC	6/27/2000	1111	123
Cooke	Kirby, Vernon J., Jr. (et ux)	Kelly K. Buster	11/29/2004	1346	315
Cooke	Rosson, Arthur and Gwendolyn	Walter Exploration	7/12/2000	1103	136
Cooke	Smith, Ruth Malcolm	Walter Exploration	5/16/2000	1096	12
Cooke	Wilson, Bonnie (et al)	Walter Exploration	7/12/2000	1103	132
Denton	Fortenberry, Blake	Kelly K. Buster	9/15/2003	#2003-185338
Denton	Fortenberry, Charlotte Marie	Kelly K. Buster	9/15/2003	#2003-185333
Denton	Fortenberry, Leslie	Kelly K. Buster	9/15/2003	#2003-185337
Denton	Fortenberry, Leslie	Kelly K. Buster	9/15/2003	#2003-185336
Denton	Richardson, Rebecca Long	Kelly K. Buster	9/15/2003	#2003-185335
Denton	Richardson, Rebecca Long	Kelly K. Buster	9/15/2003	#2003-185334
Denton	Frye, William L. Frye (et ux)	Superior P&E, LLC	9/20/2001	4994	2982
Denton	JJP Gas Venture	Enexco, Inc.	4/18/2002	5146	961
Denton	Marsden, John Michale (et ux)	Argyle Resources, Inc.	4/25/2001	4845	943
Denton	Monroe, Mary Ann	Superior P&E, LLC	9/20/2001	4994	2989
Denton	Pruett, Edwin	Westside Energy, LP	6/3/2003	Doc #2004-33441
Denton	Rhoades, Joe W.	Mark Jaehne, Trustee	10/22/2003	Doc #2003-192861
Montague	Barcus, Bill J.	V.W. Hutson	3/9/2005	313	453
Montague	Barcus, Netha Ann	V.W. Hutson	3/9/2005	313	447
Montague	Beaver, Judy	V.W. Hutson	2/4/2005	310	698
Montague	Bledsoe, Billie Ruth	V.W. Hutson	4/13/2005	317	709
Montague	Bradford, Nancy H.	V.W. Hutson	3/8/2005	317	695
Montague	Braswell, Paul B.	Kelly K. Buster	7/8/2004	291	179
Montague	Bower, Betty Jean	V.W. Hutson	2/4/2005	309	900
Montague	Christian, Fred (Executor)	Kelly K. Buster	6/17/2005	310	751
Montague	Dunn, Clarence H.	V.W. Hutson	7/6/2004	291	323
Montague	Elam, Lois M.	Kelly K. Buster	4/25/2005	320	368
Montague	Five Ns, Ltd. d/b/a Running N Ranch	EBS Partners Production Co., LP	9/14/2005	331	653
Montague	Five Ns, Ltd. d/b/a Running N Ranch	Joe Bob Smith	1/14/2004	274	621
Montague	Gray, Glenn W. and Ava H.	D and J Resources, Inc.	3/31/2005	314	436
Montague	Gulledge, Robin Lea	V.W. Hutson	2/4/2005	309	891
Montague	Hawk, Carolyn and Joel	Kelly K. Buster	2/15/2005	320	356
Montague	Hayden, Betty Lou	V.W. Hutson	3/3/2005	318	111
Montague	Hood, Hugh	V.W. Hutson	3/3/2005	318	109
Montague	Howard, Phil and Andra	Jacob Warnock	7/22/2005	322	711
Montague	Howell, Ralph H.	V.W. Hutson	3/8/2005	313	455
Montague	Huff, John N., II	V.W. Hutson	3/8/2005	312	751
Montague	Little, Carol	Kelly K. Buster	2/15/2005	320	364
Montague	Littell, H. Arthur (Trustee)	Kelly K. Buster	4/29/2004	289	232
Montague	Littell, Linda	Kelly K. Buster	2/15/2005	320	360
Montague	Mann, Hoyt A.	Kelly K. Buster	5/21/2005	286	936
Montague	Maxwell, Johnny Ray (et ux)	V.W. Hutson	12/23/2004	307	514
Montague	McKinzie, Birt Leana	Kelly K. Buster	6/27/2005	328	688
Montague	Mitchell, Daile Mitchell (et ux)	V.W. Hutson	1/24/2005	310	751
Montague	Morton, Mari-Kathryn	Kelly K. Buster	7/8/2004	291	183
Montague	Moss, Bill L.	V.W. Hutson	2/4/2005	311	513
Montague	Moss, James R.	V.W. Hutson	2/4/2005	309	889
Montague	Nunneley, Jerry Dale and Raenell	Jacob Warnock	6/22/2005	322	708
Montague	Nunneley, Jerry Dale and Raenell	Jacob Warnock	6/22/2005	322	714
Montague	Pettigrew, Susan Lynette	V.W. Hutson	2/4/2005	310	205
Montague	Reed, Norma Ellen	V.W. Hutson	2/4/2005	311	901
Montague	Reeves, Dixie	Kelly K. Buster	9/25/2004	299	11
Montague	Rudy, George F.	V.W. Hutson	2/4/2005	309	903
Montague	Seay, Glenn	Kelly K. Buster	6/27/2005	328	696
Montague	Seay, Hardy Lee, Jr.	Kelly K. Buster	6/27/2005	328	692
Montague	Steed, Jerri	V.W. Hutson	3/9/2005	314	704
Montague	Stedco Partnership	Kelly K. Buster	6/22/2004	289	229
Montague	Summers, Stanley M. (et ux)	V.W. Hutson	1/14/2005	307	546
Montague	Wells, J.M.	Kelly K. Buster	10/13/2004	299	872
Montague	Whittington, Roberta W.	EBS Partners Production Co., LP	11/30/2005	341	20
Montague	Whittington, Roberta W. (et al)	EBS Partners Production Co., LP	11/30/2005	341	21
Montague	Winborn, Mary Ellen	V.W. Hutson	3/3/2005	318	107
Shelby	Allar Company Corporation	L. Lee Kidd	7/29/2002	950	608
Shelby	BGS Foundation, Inc.	Trant L. Kidd	7/30/2002	950	622
Shelby	Barbe, Bobbie Ann	L. Lee Kidd	1/11/2000	875	329
Shelby	Bentsen, Mary Margaret	Trant L. Kidd	12/2/2002	953	279
Shelby	Borders, Gene	L. Lee Kidd	1/11/2000	875	308
Shelby	Bradshaw, Edward Lee and Curtis	L. Lee Kidd	1/11/2000	875	333
Shelby	Bradshaw, J.T.	L. Lee Kidd	1/11/2000	875	337
Shelby	Bradshaw, K.P.	L. Lee Kidd	1/11/2000	875	321
Shelby	Bradshaw, Opal (et al)	L. Lee Kidd	1/14/2000	875	356
Shelby	Bradshaw, Paul Jefferson	L. Lee Kidd	1/11/2000	875	340
Shelby	Bradshaw, Walter Eugene	L. Lee Kidd	1/11/2000	875	325
Shelby	Cochran, Julia J.	L. Lee Kidd	1/15/2000	875	347
Shelby	Fountain, Bobby Joe and Iletha	L. Lee Kidd	1/11/2000	875	312
Shelby	Harris, H.B., Jr.	Trant L. Kidd	12/10/2002	953	275
Shelby	Harris, L.M., Jr.	Trant L. Kidd	7/31/2002	947	278
Shelby	Haley, Mary Elizabeth	L. Lee Kidd	1/13/2000	875	350
Shelby	Johnson, Joan	Trant L. Kidd	8/2/2002	950	282
Shelby	Jones, Dalton S.	L. Lee Kidd	1/13/2000	875	315
Shelby	Jones, Joe L.	L. Lee Kidd	1/13/2000	875	318
Shelby	Kimbro, Bill	Trant L. Kidd	8/2/2002	954	177
Shelby	Kimbro, Curtis	Trant L. Kidd	8/2/2002	947	282
Shelby	Kimbro, Kate	Trant L. Kidd	8/2/2002	947	285
Shelby	McLean, Carroll Rather	Trant L. Kidd	7/25/2002	950	618
Shelby	Ralph, Ann	Trant L. Kidd	12/2/2002	953	270
Shelby	Rather, Gordon S.	Trant L. Kidd	7/25/2002	950	620
Shelby	Rector, Jo Ruth	Trant L. Kidd	7/25/2002	950	612
Shelby	Sanders, Daliah	L. Lee Kidd	1/20/2000	875	344
Shelby	Watson, Mittie B. and Billy M.	L. Lee Kidd	1/13/2000	875	353
Wise	Balthrop, Maggie Sue	EBS Oil & Gas Partners, LLC	7/21/2003	1309	129
Wise	Barnes, Kim Cassity	EBS Oil & Gas Partners, LLC	6/30/2003	1308	156
Wise	Barnett, Patricia Joyce	Kelly K. Buster	6/17/2004	1442	503
Wise	Cassity, Gary	EBS Oil & Gas Partners, LLC	6/30/2003	1308	148
Wise	Cassity, Glenn	EBS Oil & Gas Partners, LLC	6/30/2003	1308	152
Wise	Forman, Elbert Ray	Kelly K. Buster	11/15/2003	1367	675
Wise	Forman, Kathleen B.	Kelly K. Buster	11/15/2003	1367	661
Wise	Fortenberry, Henry	Kelly K. Buster	9/1/2003	1356	853
Wise	Fortenberry, Janet	Kelly K. Buster	9/1/2003	1355	441
Wise	Fortenberry, Jim B. (et al)	EBS Oil & Gas Partners, LLC	8/15/2003	1321	380
Wise	Johnston, Joye	EBS Oil & Gas Partners, LLC	1/15/2004	1389	658
Wise	Knight, Randy Jack	EBS Oil & Gas Partners, LLC	1/15/2004	1391	573
Wise	Knox, Martha R. (et vir)	EBS Oil & Gas Partners, LLC	10/8/2003	1352	131
Wise	Lindley, Bobbylea Fortenberry	EBS Oil & Gas Partners, LLC	8/15/2003	1321	370
Wise	Morris, Virginia Mae	EBS Oil & Gas Partners, LLC	1/15/2004	1387	651
Wise	Pruett, Harold Ray	Kelly K. Buster	11/15/2003	1367	654
Wise	Skinner, Dwight D. (et al)	EBS Oil & Gas Partners, LLC	9/2/2003	1331	52
Wise	Swingler, Anna Forman	Kelly K. Buster	11/15/2003	1367	668
Wise	Woodruff, Carl (et ux)	EBS Oil & Gas Partners, LLC	10/18/2003	1348	873

WELLS:

Cooke	Christian #1A
56.00% Working Interest
43.12% Net Revenue Interest
3.00% Overriding Royalty Interest

Cooke	Elam #1
73.00% Working Interest
56.21% Net Revenue Interest
1.00% Overriding Royalty Interest

Cooke	Gribble #1
16.00% Working Interest
12.48% Net Revenue Interest

Cooke	Kirby #1
56.00% Working Interest
43.12% Net Revenue Interest
1.00% Overriding Royalty Interest

Cooke	Smith #1
47.50% Working Interest
38.00% Net Revenue Interest

Denton	C. Fortenberry #1, #2, #3, #4, #5,
#6, #7 and #8
2.00% Overriding Royalty Interest

Denton	Lucille Pruett #1
75.00% Working Interest
60.00% Net Revenue Interest

Denton	Lucille Pruett #2H and #3
100.00% Working Interest
80.00% Net Revenue Interest

Denton	Marsden #1
19.25% Working Interest
14.0150% Net Revenue Interest

Denton	Monroe #1
30.00% Working Interest
23.8944% Net Revenue Interest

Montague	Arthur Littell #1
27.00% Working Interest
21.60% Net Revenue Interest

Montague	Christian #1A
56.00% Working Interest
43.12% Net Revenue Interest
3.00% Overriding Royalty Interest

Montague	Dunn #1
14.00% Working Interest
10.78% Net Revenue Interest

Montague	Elam #1
73.00% Working Interest
56.21% Net Revenue Interest
1.00% Overriding Royalty Interest

Montague	Hawk-Littell #1
41.67% Working Interest
33.336% Net Revenue Interest

Montague	Mitchell #1
59.00% Working Interest
44.84% Net Revenue Interest
1.00% Overriding Royalty Interest

Montague	Nunneley #1
52.00% Working Interest
39.52% Net Revenue Interest
2.00% Overriding Royalty Interest

Montague	Phillips #1
12.00% Working Interest
9.24% Net Revenue Interest

Montague	Summers #1
52.00% Working Interest
39.52% Net Revenue Interest
1.00% Overriding Royalty Interest

Montague	Whittington #1
47.00% Working Interest
35.72% Net Revenue Interest
2.00% Overriding Royalty Interest

Montague	Williams Estate #1
64.00% Working Interest
48.64% Net Revenue Interest
2.00% Overriding Royalty Interest

Shelby	Gene Borders #1
19.813% Working Interest
14.860% Net Revenue Interest

Wise	Balthrop #1
12.5% Working Interest
10.00% Net Revenue Interest

Wise	Balthrop #2
15.50% Working Interest
12.40% Net Revenue Interest

Wise	Barnett (Patricia) #1
17.00% Working Interest
13.60% Net Revenue Interest

Wise	Cassity #1
12.50% Working Interest
10.00% Net Revenue Interest

Wise	Foreman #1
22.50% Working Interest
17.775% Net Revenue Interest

Wise	Fortenberry #1
13.50% Working Interest
10.53% Net Revenue Interest

Wise	Henry Fortenberry #1
3.125% Working Interest
2.34375% Net Revenue Interest
2.00% Overriding Royalty Interest

Wise	Henry Fortenberry #2, #3, #4, #5, #6
2.00% Overriding Royalty Interest

Wise	Janet Fortenberry #1 and #2
3.125% Working Interest
2.34375% Net Revenue Interest
2.00% Overriding Royalty Interest

Wise	Janet Fortenberry #3, #4, #5, #6, #7
2.00% Overriding Royalty Interest

Wise	Knight #1
6.458% Working Interest
5.344% Net Revenue Interest

Wise	Knight #2, #3 and #4
5.00% Working Interest
3.75% Net Revenue Interest
.05% Overriding Royalty Interest

Wise	Knight #5, #6 and #7
.05% Overriding Royalty Interest

Wise	Lindley #1 and #2
20.00% Working Interest
15.60% Net Revenue Interest

Wise	Pruett #1 and #2
14.00% Working Interest
10.92% Net Revenue Interest

Wise	Skinner #1
18.00% Working Interest
14.22% Net Revenue Interest

Wise	Woodruff #1
18.50% Working Interest
14.80% Net Revenue Interest

  Appendix III -- Credit Agreement
Westside Energy Production Company, LP & Westside Energy Operating Company, LP
Page

SCHEDULE I - SECURITY DOCUMENTS

CREDIT AGREEMENT

dated as of March 23, 2007
between Spindrift Partners, L.P. (the “Administrative Agent”),
the Lenders party thereto,
Westside Energy Production Company, LP
and
Westside Energy Operating Company, LP (“Borrowers”)

1. Oil and Gas Properties

A.	Deed of Trust, Mortgage, Security Agreement, Assignment of Production, Fixture Filing and Financing Statement covering Borrowers’ Oil and Gas Properties located in:

County     State

Brown     Texas
Comanche    Texas
Coryell     Texas
Ellis     Texas
Hamilton    Texas
Hill     Texas
Lampasas    Texas
Mills     Texas

2. Financing Statements

For Westside Production:

Jurisdiction:  Secretary of State of Texas

  Schedule I -- Credit Agreement
Westside Energy Production Company, LP & Westside Energy Operating Company, LP
Page

SCHEDULE II - [RESERVED]

CREDIT AGREEMENT

dated as of March 23, 2007
between Spindrift Partners, L.P. (the “Administrative Agent”),
the Lenders party thereto,
Westside Energy Production Company, LP
and
Westside Energy Operating Company, LP (“Borrowers”)

  Schedule II -- Credit Agreement
Westside Energy Production Company, LP & Westside Energy Operating Company, LP
Page

SCHEDULE 5.06 - LITIGATION

CREDIT AGREEMENT

dated as of March 23, 2007
between Spindrift Partners, L.P. (the “Administrative Agent”),
the Lenders party thereto,
Westside Energy Production Company, LP
and
Westside Energy Operating Company, LP (“Borrowers”)

None.

  Schedule 5.06 -- Credit Agreement
Westside Energy Production Company, LP & Westside Energy Operating Company, LP
Page

SCHEDULE 5.12 - HYDROCARBON INTERESTS

CREDIT AGREEMENT

dated as of March 23, 2007
between Spindrift Partners, L.P. (the “Administrative Agent”),
the Lenders party thereto,
Westside Energy Production Company, LP
and
Westside Energy Operating Company, LP (“Borrowers”)

Primula #1H

50.00% Working Interest

38.75% Net Revenue Interest

  Schedule 5.12 -- Credit Agreement
Westside Energy Production Company, LP & Westside Energy Operating Company, LP
Page

SCHEDULE 5.20 - CORPORATE STRUCTURE

CREDIT AGREEMENT

dated as of March 23, 2007
between Spindrift Partners, L.P. (the “Administrative Agent”),
the Lenders party thereto,
Westside Energy Production Company, LP
and
Westside Energy Operating Company, LP (“Borrowers”)

WESTSIDE ENERGY CORPORATION
WESTSIDE ENERGY
CORPORATION
(NEVADA)
CORPORATE STRUCTURE

WESTSIDE ENERGY CORPORATION (NEVADA)

WESTSIDE ENERGY GP LLC (TEXAS) (100% OWNED)

WESTSIDE ENERGY PRODUCTION COMPANY, LP (TEXAS) (F/K/A EBS) (99.9% LP
    INTEREST OWNED BY PARENT; 0.1% GP INTEREST OWNED BY WEGP)

WESTSIDE ENERGY OPERATING COMPANY, LP (TEXAS) (F/K/A EBS) (99.9% LP
          INTEREST OWNED BY PARENT; 0.1% GP INTEREST OWNED BY WEGP)

WESTSIDE LEASES JOA

  Schedule 5.20 -- Credit Agreement
Westside Energy Production Company, LP & Westside Energy Operating Company, LP
Page

SCHEDULE 5.30 - PRODUCTION MATTERS

CREDIT AGREEMENT

dated as of March 23, 2007
between Spindrift Partners, L.P. (the “Administrative Agent”),
the Lenders party thereto,
Westside Energy Production Company, LP
and
Westside Energy Operating Company, LP (“Borrowers”)

None.

  Schedule 5.30 -- Credit Agreement
Westside Energy Production Company, LP & Westside Energy Operating Company, LP
Page

SCHEDULE 7.01 - LIENS

CREDIT AGREEMENT

dated as of March 23, 2007
between Spindrift Partners, L.P. (the “Administrative Agent”),
the Lenders party thereto,
Westside Energy Production Company, LP
and
Westside Energy Operating Company, LP (“Borrowers”)

Deed of Trust, Mortgage, Security Agreement, Financing Statement, and Assignment of Production and Revenues, dated as of March 23, 2007, by and among, Westside Energy Production Company, LP, as Mortgagor and KeyBank National Association, as Mortgagee.

  Schedule 7.01 -- Credit Agreement
Westside Energy Production Company, LP & Westside Energy Operating Company, LP
Page

SCHEDULE 7.06 - TRANSACTIONS WITH AFFILIATES

CREDIT AGREEMENT

dated as of March 23, 2007
between Spindrift Partners, L.P. (the “Administrative Agent”),
the Lenders party thereto,
Westside Energy Production Company, LP
and
Westside Energy Operating Company, LP (“Borrowers”)

None.